UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

TURBODYNE TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TURBODYNE TECHNOLOGIES, INC.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
JUNE 30, 2004

To our Shareholders:

Notice is hereby given that the 2004 annual meeting of the shareholders of Turbodyne Technologies, Inc., a Nevada corporation (the “Company”) will be held at the head office of the Company at 6155 Carpinteria Avenue, Carpinteria, California 93013 on June 30, 2004, commencing at 11:00 a.m. Pacific Time, for the following purposes:

1.	To elect one Class I director to the board of directors of the Company;

2.	To elect one Class III director to the board of directors of the Company;

3.	To increase the number of authorized shares of the common stock of the Company to 1,000,000,000 shares;

4.	To approve the Company's 2004 Stock Incentive Plan;

5.	To ratify the selection of BDO Dunwoody LLP as independent public accountants for the Company for the year ending December 31, 2003; and

6.	To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 5, 2004 are entitled to notice of, and to vote at, the annual meeting.

Shareholders unable to attend the meeting in person are requested to read the enclosed proxy statement and proxy and then complete and deposit the proxy in accordance with its instructions. Unregistered shareholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the proxy to them.

BY ORDER OF THE BOARD OF DIRECTORS
OF TURBODYNE TECHNOLOGIES, INC.

“Andrew Martyn-Smith”

Andrew Martyn-Smith, President
Carpinteria, California
May 31, 2004

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE TURBODYNE TECHNOLOGIES, INC. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

TURBODYNE TECHNOLOGIES, INC.
6155 Carpinteria Avenue
Carpinteria, CA 93013

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON JUNE 30, 2004

ANNUAL MEETING

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Turbodyne Technologies, Inc. (“We”, “Us”, “Our”, or “Turbodyne”) for use at the 2004 annual meeting of the shareholders to be held on June 30, 2004 at 11:00 am Pacific Time at 6155 Carpinteria Avenue, Carpinteria, California 93013, and at any adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting.

This proxy statement, the notice of meeting, the enclosed form of proxy and our Annual Report on Form 10-KSB for the year ended December 31, 2003 are expected to be mailed to our shareholders on or about June 14, 2004.

Our 2004 Stock Incentive Plan is attached to this proxy statement as Exhibit A.

ENTITLEMENT TO VOTE

If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the annual meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in a “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

VOTING OF PROXIES

You can vote the shares that you own on the record date by either attending the annual meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the annual meeting and to vote in person.

You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the annual meeting;

(b)	executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the annual meeting; or

(c)
attending the annual meeting, giving affirmative notice at the annual meeting that you intend to revoke your proxy and voting in person. Please note that your attendance at the annual meeting will not, in and of itself, revoke your proxy.

All shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted in accordance with the instructions of the shareholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the annual meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the annual meeting.

Any written revocation of proxy or subsequent later-dated proxy should be delivered to Turbodyne Technologies, Inc., 6155 Carpinteria Avenue, Carpinteria, California 93013, Attention: Ms. Marsha Chandler, Secretary.

RECORD DATE AND SHARES ENTITLED TO VOTE

Our board of directors has fixed the close of business on May 5, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At the record date, there were 148,914,616 shares of our common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the record date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors.

QUORUM

A quorum is necessary to hold a valid meeting of our shareholders. The required quorum for the transaction of business at the annual meeting is thirty three and one-third percent (33 1/3%) of our issued and outstanding shares as of the record date.

In order to be counted for purposes of determining whether a quorum exists at the annual meeting, shares must be present at the annual meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

Broker non-votes occurs when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

VOTES REQUIRED

The affirmative vote of the holders of a plurality of the shares of common stock voting is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors. Broker non-votes will have no effect on the election of directors.

The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for:

(a)	the approval of our 2004 Stock Incentive Plan;

(b)	the approval of the amendment to our Articles of Incorporation to increase our authorized number of shares of our common stock from 150,000,000 to 1,000,000,000; and

(c)	the ratification of the appointment of our independent public accountants.

Shareholders may vote in favor or against any of these proposals, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the vote with respect to these proposals.

SHAREHOLDER PROPOSALS

No proposals have been received from any shareholder to be considered at the annual meeting.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the annual meeting.

SOLICITATION OF PROXIES

This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the record date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 5, 2004 by: (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) officers and directors as a group. No person or group is known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Common Stock	Eugene O’Hagan Director 6155 Carpinteria Avenue, Carpinteria, CA 93013	675,000(2) Indirect	0.45%
Common Stock	Andrew Martyn-Smith Director, President, Chief Executive Officer, Chief Financial Officer and Treasurer 6155 Carpinteria Avenue Carpinteria, CA 93013	675,000(3) Indirect	0.45%
Common Stock	Randall Fox Nominee 6155 Carpinteria Avenue Carpinteria, CA 93013	0	0%
Common Stock	All Officers and Directors as a Group (4 persons)	2,500,800(4)	1.67%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 5, 2004. As of May 5, 2004, there were 148,914,616 shares of our common stock issued and outstanding.

(2)
Consists of 675,000 shares that are immediately acquirable upon the exercise of stock options held by Mr. O’Hagan within 60 days of May 5, 2004. Mr. O’Hagan has agreed not to exercise any options held by him unless we have sufficient authorized capital for the exercise of such options.

(3)
Consists of 675,000 shares that are immediately acquirable upon the exercise of stock options held by Mr. Martyn-Smith within 60 days of May 5, 2004. Mr. Martyn-Smith has agreed not to exercise any options held by him unless we have sufficient authorized capital for the exercise of such options.

(4)
Includes 800 shares held directly by Ms. Marsha Chandler, our secretary, and 1,150,000 shares that are immediately acquirable upon the exercise of stock options held by Mr. David Willett, our chief operating officer, within 60 days of May 5, 2004. Mr. Willett has agreed not to exercise any options held by him unless we have sufficient authorized capital for the exercise of such options.

EQUITY COMPENSATION PLAN INFORMATION

We currently have five equity compensation plans under which shares of our common stock have been authorized for issuance to our officers, directors, employees and eligible consultants. These equity compensation plans include our 2000 Stock Option Plan, our 2002 Stock Option Plan, our 2002 Stock Incentive Plan, our 2003 Stock Incentive Plan and our 2004 Stock Incentive Plan. We filed: (i) a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the 3,000,000 shares of our common stock granted under the 2003 Stock Incentive Plan on August 14, 2003; (ii) a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the 7,500,000 shares of our common stock which may be issued pursuant to the 2002 Stock Incentive Plan on December 19, 2002; and (iii) a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the 6,000,000 shares of our common stock which may be issued pursuant to the 2002 Stock Option Plan on November 2, 2002.

Our 2000 Stock Option Plan and our 2002 Stock Option Plan have been approved by our stockholders. Our 2002 Stock Incentive Plan, 2003 Stock Incentive Plans and 2004 Stock Incentive Plans have not been approved by our stockholders.

The following summary information is presented for our 2000 Stock Option Plan, 2002 Stock Option Plan, 2002 Stock Incentive Plan, 2003 Stock Incentive Plan and 2004 Stock Incentive Plan on an aggregate basis as of December 31, 2003. For a more detailed discussion, please refer to our audited financial statements attached to our annual report on Form 10-KSB for the year ended December 31, 2003.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	2,251,666 Shares of Common Stock	$0.21 per Share of Common Stock	Nil
Equity Compensation Plans Not Approved By Security Holders	1,928,000 Shares of Common Stock	$0.08 per Share of Common Stock	9,786,795 Shares

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the annual meeting except for our current and future directors and executive officers inasmuch as they may be granted stock options or stock awards pursuant to our 2004 Stock Incentive Plan:

1.	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

2.	each nominee for election as one of our directors; or

3.	any affiliate or associate of any of the foregoing persons.

PROPOSAL NUMBER ONE

ELECTION OF CLASS I AND CLASS III DIRECTORS TO OUR BOARD OF DIRECTORS

YOUR BOARD RECOMMENDS A VOTE “FOR” THE SOLE NOMINEE.
DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors, namely Class I, Class II and Class II directors, in accordance with our Articles of Incorporation. Directors of each class of directors are elected for staggered three-year terms. The current terms of each class of directors expires as follows:

•	Class I directors – 2004 annual meeting;

•	Class II directors – 2005 annual meeting; and

•	Class III directors – 2003 annual meeting.

We did not hold an annual meeting of stockholders in 2003. Accordingly, the members of both Class I and Class III will be elected at our 2004 annual meeting, to serve until the annual meeting of stockholders to be held in 2007 and 2006, respectively, and until their successors have been elected and qualified.

Mr. Eugene O’Hagan is our sole Class II director and his term expires at our 2005 annual meeting . Mr. Andrew Martyn-Smith is our sole Class III director and his term expired at our 2003 annual meeting .

Each director serves until the end of his term and until his successor has been elected and qualified.

Our officers serve at the discretion of our board of directors.

Shareholders will appoint at the annual meeting one Class I director who will hold office until our 2007 meeting and one Class III director who will be elected to hold office until our 2006 annual meeting.

NOMINEE FOR ELECTION AS DIRECTORS

Andrew Martyn-Smith has been nominated by our board of directors to be elected as the Class I director to hold office until the 2007 annual meeting of our shareholders.

Randall Fox has been nominated by our board of directors to be elected as the Class III director to hold office until the 2006 annual meeting of our shareholders. Mr. Fox, age 51, is an attorney and managing partner at Reetz, Fox & Bartlett LLP. He has been practicing business law since 1978 and has represented a diverse client base. Mr. Fox also maintains an active investment portfolio and participates in numerous business and community groups. He has served on the Board of Directors, and as Chairman of the Board, of the Laguna Blanca School and the Rehabilitation Institute at Santa Barbara, which provides medical services for brain and spinal cord injuries.

It is the intention of the persons named in the accompanying form of proxy to vote proxies for the election of Mr. Fox and Mr. Martyn-Smith. Mr. Fox and Mr. Martyn-Smith have consented to being named in this proxy statement and to serve, if elected on our board of directors. In the event that Mr. Fox or Mr. Martyn-Smith should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy intend to vote for substitute nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of May 5, 2004 are as follows:

DIRECTORS:

Name of Director	Age
Eugene O’Hagan	65
Andrew Martyn-Smith	54

OFFICERS:

Name of Officer	Age	Office Held
Andrew Martyn-Smith	54	President, Chief Executive Officer, Chief Financial Officer and Treasurer
Marsha Chandler	52	Secretary
David Willett	38	Chief Operating Officer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

Mr. Eugene O’Hagan has been a member of our board of directors since August 19, 2001. Mr. O’Hagan’s principal employment has been in the business of real estate brokerage and investments since 1970.

Mr. Andrew Martyn-Smith has been a member of our board of directors since April 13, 2001, and was appointed as our chief executive officer, chief financial officer, president and treasurer on March 26, 2004. Mr. Martyn-Smith’s principal employment has been in the business of advertising, marketing, real estate brokerage and investments since 1976.

Ms. Marsha Chandler was appointed as our secretary on March 26, 2004. Ms. Chandler is a licensed California attorney and has acted as in-house counsel and/or consultant to us since 1999.

Mr. David Willett has been our Chief Operating Officer since February 1, 2004. Mr. Willett managed the engineering department at Pacific Scientific Electro-Kinetics Division, serving nine years prior to joining Turbodyne in 1996. From 1996 to 1999 he served as Vice President of Engineering for Turbodyne, building our engineering department and introducing our technology and products to the U.S and European automotive communities. In 2000, he became Vice President of Engineering and Operations for Vetronix Corporation, a world leader in automotive diagnostics, where he managed a staff of over 90 engineering and operations professionals and was responsible for a $12 million budget. Mr. Willett holds an MBA from Pepperdine University and an MSEE from the University of Wisconsin, Madison. As the sole owner of Enertran, Mr. Willett was a consultant to Turbodyne in 2002 and 2003.

COMPENSATION OF DIRECTORS

As at December 31, 2003, our directors were reimbursed for reasonable out-of-pocket expenses in connection with attendance at board of director and committee meetings, and are periodically granted options to purchase shares of our common stock at the discretion of our board of directors or our stock option committee, when constituted.

MEETINGS OF DIRECTORS DURING THE 2003 FISCAL YEAR

During our 2003 fiscal year, a total of 16 meetings of our board of directors were held and various matters were approved by consent resolution. All of our directors attended each of the meetings of our board of directors held during the 2003 fiscal year.

COMMITTEES OF OUR BOARD OF DIRECTORS

We have an audit committee which currently consists of Mr. Martyn-Smith and Mr. O’Hagan. Our audit committee recommends the engagement of our independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and meets with the independent public accountants to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to our board of directors. Our board of directors has adopted an audit committee charter, a copy of which is attached to our Annual Report on Form 10-KSB for the year ended December 31, 2002.

Our audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its scheduled meetings.

We presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors will consider establishing various committees during the current fiscal year.

Audit Committee Meetings During Last Fiscal Year

Our audit committee held two meetings during the fiscal year ended December 31, 2003.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for fiscal year ended December 31, 2003 with Turbodyne's management. In addition, the audit committee has discussed with our independent public accountants, BDO Dunwoody, the matters required by Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from BDO Dunwoody required by Independence Standards Board Standard No. 1 and has discussed, with BDO Dunwoody, their independence. The audit committee considered the compatibility of non-audit services with the auditors' independence. Based on the discussions and reviews referenced above, the audit committee recommended to our Board of Directors that the audited financial statements for fiscal year ended December 31, 2003 be included in our annual report on Form 10-KSB for fiscal year ended December 31, 2003.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2003 all such filing requirements applicable to our officers and directors were complied with exception that reports were filed late by the following persons:

Name and Principal Position	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Andrew Martyn-Smith, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	1	1	1

Name and Principal Position	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Eugene O’Hagan, Director	1	1	1

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information as to the following individuals (our “named executive officers”) for the three most recently completed fiscal years ended December 31, 2003, 2002 and 2001:

(i)	our chief executive officer and chief financial officer; and
(ii)	our most highly compensated executive officer.

No other compensation was paid to our named executive officers other than the compensation set forth below.

SUMMARY COMPENSATION TABLE
			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts ($)
Andrew Martyn- Smith(1)	President, Chief Executive Officer, Chief Financial Officer and Treasurer	2003 2002 2001	0 0 0	$26,970(2) 0 0	$1,000 0 0	0 0 0	500,000 175,000 0	0 0 0	0 0 0
Daniel Black(3)	Former President and Chief Executive Officer	2003 2002 2001	$45,800 $75,000 $82,000	0 0 0	0 0 0	0 0 0	223,000(5) 75,000 110,000	0 0 0	0 0 0
Charles Caverno(4)	Former Secretary and Chief Financial Officer	2003 2002 2001	$55,100 $99,000 $109,000	0 0 0	0 0 0	0 0 0	0 0 110,000	0 0 0	0 0 0

Notes:

(1)	Mr. Martyn-Smith was appointed as our president, chief executive officer, chief financial officer and treasurer on March 26, 2004.

(2)	Mr. Martyn-Smith received a bonus payment of $26,970 upon settlement of our claims against Sheppard, Mullin.

(3)	Mr. Black resigned as our president, chief executive officer and chief financial officer on March 26, 2004.

(4)	Mr. Caverno resigned as our chief financial officer and secretary on September 10, 2003.

(5)
During the year ended December 31, 2003, our board of directors approved the issuance of 223,000 options to replace options previously granted in favor of Mr. Dan Black, our former chief executive officer and president, which were cancelled or expired during the year. The new options have a $0.09 exercise price and expire November 10, 2008. Mr. Black has agreed not to exercise any options held by him unless we have sufficient authorized capital for the exercise of such options.

STOCK OPTION GRANTS

The following table sets forth information with respect to stock options granted to each of our named executive officers during our most recent fiscal year ended December 31, 2003:

OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees	Exercise Price (per Share)	Expiration Date
Andrew Martyn-Smith President, Chief Executive Officer, Chief Financial Officer and Treasurer	500,000	32.85	$0.04	August 26, 2006
Daniel Black Former President and Chief Executive Officer	223,000	14.6%	$0.09	November 10, 2008
Charles Caverno Former Secretary and Chief Financial Officer	Nil	N/A	N/A	N/A

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following is a summary of the share purchase options exercised by our chief executive officer and our named executive officers during the financial year ended December 31, 2003:

AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FINANCIAL YEAR END AND FINANCIAL YEAR-END OPTION/SAR VALUES
Name (#)	Common Shares Acquired on Exercise ($)	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable/unexercisable	Value of Unexercised In- The-Money Options/SARs at Financial Year-End ($) exercisable/unexercisable
Andrew Martyn-Smith President, Chief Executive Officer, Chief Financial Officer and Treasurer	NIL	NIL	675,000/NIL	$20,000/NIL

AGGREGATED OPTION/SAR EXERCISES DURING THE LAST FINANCIAL YEAR END AND FINANCIAL YEAR-END OPTION/SAR VALUES
Name (#)	Common Shares Acquired on Exercise ($)	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable/unexercisable	Value of Unexercised In- The-Money Options/SARs at Financial Year-End ($) exercisable/unexercisable
Marsha Chandler Secretary	NIL	NIL	NIL /NIL	N/A/N/A
Daniel Black Former President and Former Chief Executive Officer	NIL	NIL	223,000/ NIL	NIL/ NIL
Charles Caverno Former Secretary and Former Chief Financial Officer	NIL	NIL	NIL / NIL	N/A/N/A

COMPENSATION ARRANGEMENTS

Management Agreements

We paid our former president and chief executive officer, Mr. Daniel Black, a salary of $75,000 per annum. Mr. Black resigned in March, 2004. Following Mr. Black’s resignation in 2004, we employed Mr. Black as one of our engineers pursuant to a written compensation agreement.

We paid our former secretary and chief financial officer, Mr. Charles Caverno, a salary of $109,000 per annum. Mr. Caverno resigned as our chief financial officer in September, 2003. We are not party to any written compensation agreement with Mr. Caverno.

Employment Contracts, Termination of Employment and Change in Control Arrangements

On February 1, 2004 we entered into an employment agreement with Andrew Martyn-Smith, our President, Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the employment agreement we agreed to pay Mr. Martyn-Smith a salary of $72,000 per year in consideration of services provided by Mr. Martyn-Smith to us in the capacity of Chief Executive Officer and Chief Financial Officer of Turbodyne. The employment agreement is deemed “at will” and may be terminated by us at any time with or without “good cause”, as defined under the agreement. Mr. Martyn-Smith is entitled to receive one year’s salary at the time of termination in the event the employment agreement is terminated without good cause, and six months salary in the event the agreement is terminated with good cause.

REPRICING OF OPTIONS

During the year ended December 31, 2002, our board of directors approved the re-pricing of options to purchase 38,000 shares granted in favor of Mr. Dan Black, our chief executive officer. The option price was reduced to $0.38 per share in order that the exercise price was more reflective of the then current trading price of our common stock and in order to provide a continuing performance incentive. These options were cancelled or expired in November, 2003 and 223,000 options were issued on November 13, 2003 to replace these and other previously cancelled options. The new options have a $0.09 exercise price and expire November 10, 2008. The option price was reduced to $0.09 per share in order that the exercise price was more reflective of the then current trading price of our common stock and in order to provide a continuing performance incentive.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (a), (b) or (c) above.

Edward Halimi

Mr. Edward Halimi, now deceased, was one of our founders and a former director, president and chief executive officer of our company until June 30, 2001.

We subleased our Carpinteria facility on a month-to-month basis from a private company controlled by Mr. Halimi. This arrangement with Mr. Halimi’s private company was terminated when Turbodyne Systems entered into a new sub-lease for these premises on July 1, 2001. The monthly rental paid prior to July 1, 2001 was $28,840 plus operating costs, including taxes, insurance and utilities. We agreed to the payment of a total of $118,761 on execution of the sub-lease to the landlord on account of late rent from March 31, 2001 to June 30, 2001, late rent fees, a late tax payment fee, attorney fees and an annual insurance payment. Mr. Halimi’s estate remains a guarantor of our new lease for these premises.

We had previously been a party to an employment agreement with Mr. Halimi dated August 1, 1997, as amended January 27, 1998, whereby Mr. Halimi was employed as our president and chief executive officer and the president and chief executive officer of Turbodyne Systems Inc., one of our subsidiaries. We ceased making payments to Mr. Halimi as required by the employment agreement in November 2000. We concluded a settlement agreement with Mr. Halimi dated effective as of January 29, 2003. Under the terms of this settlement agreement, Mr. Halimi agreed to release us from any liability under the employment agreement. In exchange for this release, we issued to Mr. Halimi 45,000 shares of our Series X Preferred Stock at a deemed price of $20 per share, for aggregate consideration of $900,000. Each share of Series X Preferred Stock is identical to our common stock except that the shares are non-voting and are convertible at the option of the holder into one hundred shares of our common stock. We also agreed with Mr. Halimi to the exchange of 3,250,000 shares held by a private company controlled by Mr. Halimi into 32,500 shares of Series X Preferred Stock. In aggregate, a total of 77,500 shares of Series X Preferred Stock were issued to the private company controlled by Mr. Halimi. Mr. Halimi agreed not to exercise his conversion rights to the extent that as a result of such conversion Mr. Halimi would own more than 0.5% of our outstanding common stock.

Dieter and Lars Neujeffski

Dieter and Lars Neujeffski are former directors of Turbodyne. We issued 3,500,000 shares of our common stock to Lars Neujeffski, one of our former directors, for which proper consideration was not received.

We issued 3,142,048 shares to Mr. Dieter Neujeffski, one of our directors, at various prices ranging from $0.14 per share to $0.284 per share on a private placement basis for total proceeds of $509,739. The prices of the stock issued were based on the market price of our common stock at the date of issuance, with a discount to market to reflect the fact that the securities were issued as restricted shares. All shares were issued during the period from October 16, 2000 to June 28, 2001. Mr. Neujeffski was appointed as one of our directors on July 3, 2001 but was not elected as one of our directors at our last annual meeting .

We entered into a settlement agreement with Dieter and Lars Neujeffski dated July 12, 2002. Under the terms of this agreement, we agreed to pay to Dieter and Lars Neujeffski an amount of $152,077.50. Mr. Lars

Neujeffski agreed to return the 3,500,000 shares registered in his name, subject to release by a third party bank to whom the shares have been pledged as collateral by Mr. Neujeffski. We have completed all payments to Dieter and Lars Neujeffski, however the release of shares by the bank has not been effected to date. In addition, we have agreed to buy back the 3,142,000 shares in the name of Dieter Neujeffski at a price of $0.17 per share. This buy back arrangement has not been completed to date.

LEGAL PROCEEDINGS

There are currently no legal proceedings to which any of Turbodyne’s directors and officers are a party adverse to Turbodyne or in which any of Turbodyne's directors and officers have a material interest adverse to Turbodyne.

PROPOSAL NUMBER TWO

AMENDMENT OF
ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

On April 7, 2004, our board of directors approved an amendment to the Articles of Incorporation of Turbodyne to increase in the authorized common stock of Turbodyne to 1,000,000,000 shares of common stock. The increase to the number of shares will require an amendment to our Articles of Incorporation. Our board of directors has directed that the increase to the shares of authorized common stock and the corresponding amendment to our Articles of Incorporation be submitted for approval by our shareholders.

Our board of directors has determined that it would be in the best interests of Turbodyne to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 1,000,000,000 shares. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. Our board of directors believes it is in the best interests of Turbodyne to increase the number of authorized shares in order to give Turbodyne greater flexibility in financing its business operations, and to allow Turbodyne to avoid holding further stockholder meetings to increase its authorized capital to meet its financing requirements. The increase to the number of our authorized shares of common stock is also necessary as we currently do not have a sufficient number of authorized shares of our common stock available to be issued upon the exercise of outstanding stock options and share purchase warrants, the conversion of the outstanding shares of our Series X Preferred Stock and grants of options and the stock awards under our 2002 Stock Option Plan, our 2002 Stock Incentive Plan, our 2003 Stock Incentive Plan and our 2004 Stock Incentive Plan. The shares will be available for issuance by our board of directors for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and compensation plans. The issuance of additional shares of common stock could have the effect of diluting earnings per share, voting power and shareholdings of shareholders. It could also have the effect of making it more difficult for a third party to acquire control of Turbodyne. We anticipate issuing additional shares of common stock in connection with future financings of Turbodyne. We presently do not have any agreement or other arrangement for any financing involving the issuance of shares of our common stock and there is no assurance we will enter into any equity financing arrangement. Current shareholders do not have preemptive rights to subscribe for, purchase or reserve any shares of the authorized capital stock of Turbodyne.

If the increase to our authorized shares of common stock is approved by our shareholders, we will file an amendment to our Articles of Incorporation with the Secretary of the State of Nevada as practicable after shareholder approval is obtained.

Financial information required to be disclosed pursuant to Section 14(a) of the Securities and Exchange Act of 1934 in connection with our proposal to increase the authorized capital stock of Turbodyne is attached to this proxy statement as Exhibit B.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE INCREASE TO THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND A CORRESPONDING AMENDMENT TO TURBODYNE’S ARTICLES OF INCORPORATION.

PROPOSAL NUMBER THREE

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

GENERAL

On March 31, 2004, our board of directors adopted our 2004 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enhance the long-term stockholder value of Turbodyne by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in Turbodyne in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The Internal Revenue Code of 1986 (the “Internal Revenue Code”), among other things, provides certain tax advantages to persons granted stock options under a qualifying "incentive stock option plan." In order to take advantage of the favorable tax attributes associated with such options that may be granted under the Plan, it is proposed that the shareholders approve the Plan.

A copy of the Plan is attached to this proxy statement as Exhibit A and the following description is qualified in its entirety by reference to the complete text of the Plan.

GRANTS OF AWARDS UNDER THE PLAN

The Plan authorizes the administrator of the Plan to grant awards of our common stock (“Awards”) to our directors, officers, employees and eligible consultants (each a “Participant”). Awards that may be granted under the Plan include stock options (“Options”) and stock awards (“Stock Awards”).

Options that are eligible for grant under the Plan to Participants include:

(a)
incentive stock options (“ISO Options”), whereby we will grant options to purchase shares of our common stock to Participants with the intention that the options qualify as "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code;

(b)
non-incentive stock options (“NQSO Options”), whereby we will grant options to purchase shares of our common stock to Participants that do not qualify as "incentive stock options" under the Internal Revenue Code;

Stock Awards eligible for grant under the Plan to Participants include:

(a)	compensation stock awards, whereby we will issue shares to a Participant as compensation for services to be provided by a participant pursuant to a written compensation contract;

(b)	restricted stock awards, whereby we will agree to sell shares to a Participant that are subject to restrictions;

(c)	bonus stock awards, whereby we will issue shares in consideration for services rendered to us by a Participant.

SHARES SUBJECT TO THE PLAN

Subject to adjustment from time to time as provided in the Plan, the number of shares of our common stock available for issuance pursuant to grants of Awards under the Plan is 15,000,000 shares of common stock. Shares issued under the Plan shall be drawn from the authorized and unissued shares of our common stock. As of May 5, 2004, no Awards to acquire shares of our common stock had been granted under the Plan. Accordingly, Awards to acquire 15,000,000 shares of our common stock remain available for future grants of Awards under the Plan. The shares subject to the Plan will be registered at our expense pursuant to the Securities Act, and applicable state securities acts, or will be issued by us pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities acts.

PLAN ADMINISTRATOR

The Plan shall be administered by our board of directors (the “Board”) or a committee (a “Committee”) appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). At any time when no Committee has been appointed to administer the Plan, then the Board will be the Plan Administrator. To date the entire Board has acted as the Plan Administrator.

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of common stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration.

STOCK OPTIONS

The Plan provides for the issuance of either NQSO Options or ISO Options to Participants for the purchase of shares of our common stock from the 15,000,000 shares which have been set aside for grants of Awards under the Plan. Under the provisions of the Plan, it is intended that the ISO Options granted thereunder will qualify as options granted pursuant to Section 422 of the Internal Revenue Code, which will provide certain favorable tax consequences to Participants who are granted and elect to exercise such Options. The Plan Administrator may grant either NQSO Options or ISO Options for such number of shares to eligible participants as the Plan Administrator from time to time shall determine and designate. Shares involved in the unexercised portion of any terminated or expired Option may again be subjected to Options. The Plan Administrator is vested with discretion in determining the terms, restrictions and conditions of each Option. The option price of the Common Stock to be issued under the Plan will be determined by the Plan Administrator, provided that such price may not be less than 85% of the fair market value of the shares on the day prior to the date of grant for NQSO Options and 100% for the fair market value for ISO Options. Furthermore, if the participant owns greater than 10% of the total combined voting power of all classes of capital stock of Turbodyne, the exercise price of ISO Options may not be less than 110% of the fair market value of the Common Stock on the day prior to the date of the grant and the ISO Options cannot be exercised more than five years after the grant. The fair market value of a share of Turbodyne's Common Stock will initially be determined by averaging the closing high bid and low asked quotations for such share on the date of grant in the NASD OTC Bulletin Board.

Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Plan Administrator shall provide in such Option. With respect to ISO Options, the aggregate fair market value (determined as of the date the ISO Option is granted) of the stock with respect to which any ISO Option is exercisable for the first time by a Participant during any calendar year under the Plan (and under all incentive stock option plans of Turbodyne and its subsidiaries qualified under the Internal Revenue Code) shall not exceed $100,000.

The exercise price for shares purchased under an Option shall be paid in full to Turbodyne by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before Turbodyne will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)	cash;

(b)	check;

(c)
for Participants other than executive officers or directors of Turbodyne, tendering shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to Turbodyne's earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d)
for Participants other than executive officers or directors of Turbodyne, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by Turbodyne to deliver promptly to Turbodyne the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board.

An employee or consultant option will terminate at the earliest of the following dates:

–	the termination date specified in the applicable option agreement;

–	three (3) months after employment or consultant agreement with Turbodyne or its subsidiaries terminates; or

–	one (1) year after employment or the consultant agreement with Turbodyne or its subsidiaries terminates due to death or permanent and total disability.

Options otherwise expire a maximum of ten (10) years after the date on which the Option is granted, the actual term to be determined by the Plan Administrator. An Option is not transferable or assignable except by will or the laws of descent and distribution.

Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Plan Administrator in each individual grant. Options are not transferable except by will or by the laws of descent and distribution.

STOCK AWARDS

The Plan Administrator is authorized to make Stock Awards on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion. The terms, conditions and restrictions of each Stock Award shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation:

(a)
the value of the shares of common stock to be issued pursuant to the Stock Award by the Plan Administrator to a Participant, provided that value of the shares of common stock used in the determination of any Stock Award granted shall not be less than 85% of Fair Market Value of the common stock on the date of grant;

(b)
the price to be paid by the Participant or the amount and nature of services to be provided by the Participant to Turbodyne in consideration of the Stock Award, including the value of any services provided;

(c)	the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions; and

(d)	the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

PARTICIPANTS

Awards may be granted to any officer, director or employee of Turbodyne or a subsidiary of Turbodyne that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who provides services to Turbodyne or a subsidiary of Turbodyne (a “Consultant Participant”), so long as such Consultant Participant (a) is a natural person or an alter ego entity of the natural person providing the services; (b) renders bona fide services that are not in connection with the offer and sale of Turbodyne's securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for Turbodyne's securities. It is impossible at this time to determine who in the future among the eligible Participants may be selected to receive grants of Awards under the Plan or the number of shares of Turbodyne's Common Stock which may be the subject of any Awards granted. It is expected, however, that these determinations will be made on the basis of the eligible person's responsibilities and present and potential contributions to the success of Turbodyne as indicated by the Plan Administrator's evaluation of the position such eligible person occupies.

ADJUSTMENTS

With limited exceptions, in the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in Turbodyne's corporate or capital structure results in (a) the outstanding shares of common sock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of Turbodyne or of any other corporation or (b) new, different or additional securities of Turbodyne or of any other corporation being received by the holders of shares of Common Stock of Turbodyne, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities that may be made subject to Awards to any Participant; (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. The Plan provides for alternate adjustments in the event of a dissolution or liquidation of Turbodyne or in the event of a corporate transaction, as defined in the Plan, involving Turbodyne.

TERMINATION AND AMENDMENT

Unless sooner terminated as provided in the Plan, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the stockholders. The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Internal Revenue Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

EFFECTIVE DATE

The Plan became effective March 31, 2004. If the stockholders of Turbodyne do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options. Turbodyne expects that the ISO Options and NQSO Options granted under the Plan will be afforded the U.S. federal income tax treatment as described under "Federal Income Tax Consequences," below.

US FEDERAL INCOME TAX CONSEQUENCES

A participant receiving a NQSO Option under the Plan will not be in receipt of income under the Internal Revenue Code and the applicable Treasury Regulations thereunder, upon the grant of the NQSO Option. However, he will realize income at the time the NQSO Option is exercised in an amount equal to the excess of the fair market value of the common stock acquired on the date of exercise or six months thereafter with respect to a participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, unless such participant elects to include such excess in income on the exercise date under Section 83 of the Internal Revenue Code, over the purchase price. The amount of income realized by a participant will be treated as ordinary income, and Turbodyne will be entitled to deduct that same amount as a compensation expense. The tax basis of any common stock received by a participant will be its fair market value on the exercise date.

The granting of ISO Options will not produce income under the Internal Revenue Code and the applicable Treasury Regulations to the Participant and will not result in a tax deduction to Turbodyne. Upon exercise of such rights, any cash a Participant receives and the fair market value on the exercise date of any Common Stock received will be taxable to the participant as ordinary income. The amount of income recognized by a participant will be deductible by Turbodyne. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

Upon the granting of ISO Options, no taxable event will occur to a participant upon such grant or upon the exercise of ISO Options and Turbodyne will not be entitled to federal income tax deductions as the result. When a participant disposes of the shares acquired under an ISO Option, the difference between the option price and the selling price will be treated as long-term capital gain (or loss) if the shares are held for the requisite period of time. Under these constraints, shares may not be disposed of within two years from the date of the grant, or within one year after the shares are received in exercise of the Option. The holding periods are not applicable in the event of death of the shareholder. If shares acquired pursuant to an ISO Option under the Plan are disposed of prior to the end of these periods, generally the amount received which exceeds the price paid for the stock will be ordinary income to the optionee, and there will be a corresponding deduction to Turbodyne for federal income tax purposes.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE 2004 STOCK INCENTIVE PLAN.

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our board of directors has appointed BDO Dunwoody LLP effective March 6, 2002 as the independent public accountants of Turbodyne for the fiscal year ending December 31, 2003. BDO Dunwoody LLP audited Turbodyne’s financial statements for the fiscal years ending December 31, 2003, 2002 and 2001.

Turbodyne anticipates that a representative of BDO Dunwoody LLP will be present at the annual meeting. The representative will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions.

In the event ratification by the shareholders of the appointment of BDO Dunwoody LLP as Turbodyne’s independent public accountants is not obtained, our board of directors will reconsider such appointment.

AUDIT FEES

The aggregate fees billed for the two most recently completed fiscal years ended December 31, 2003 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included our Quarterly Reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended December 31, 2003	Year Ended December 31, 2002
Audit Related Fees	$102,000	$150,000
Tax Fees	$7,000	$0
All Other Fees	$0	$0
Total	$109,000	$150,000

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed by our auditors for: (a) directly or indirectly operating, or supervising the operation of, the our information system or managing our local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole. As there were no fees billed or expended for the above services, our board of directors did not consider whether such expenditures were compatible with maintaining the auditor’s independence from Turbodyne.

INDEPENDENCE

Our audit committee pre-approves all non-audit services to be performed by our principal accountant in accordance with our audit committee charter.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF BDO DUNWOODY LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF TURBODYNE FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

FORWARD–LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on Turbodyne’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. Turbodyne does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE SHAREHOLDER PROPOSALS

It is anticipated that the release date for Turbodyne’s proxy statement and form of proxy for this current annual meeting of shareholders will be June 14, 2004. The deadline for submittals of shareholder proposals to be included in the proxy statement and form of proxy for Turbodyne’s next annual meeting of shareholders will be April 1, 2005. Shareholder proposals must satisfy the conditions established by the SEC for shareholder proposals in order to be included in Turbodyne’s proxy statement for that meeting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS OF
TURBODYNE TECHNOLOGIES, INC.

“Andrew Martyn-Smith”

ANDREW MARTYN-SMITH
President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Carpinteria, California
May 31, 2004

EXHIBIT A

TO THE PROXY STATEMENT OF

TURBODYNE TECHNOLOGIES, INC.

FOR ITS 2004 ANNUAL MEETING

2004 STOCK INCENTIVE PLAN

TURBODYNE TECHNOLOGIES, INC.
2004 STOCK INCENTIVE PLAN

ARTICLE 1. THE PLAN

1.1          Title

This plan is entitled the “2004 Stock Incentive Plan” (the "Plan") of TURBODYNE TECHNOLOGIES, INC., a Nevada corporation (the "Company”).

1.2          Purpose

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company and any Related Company, as defined below, to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company or a Related Company.

ARTICLE 2. DEFINITIONS

The following terms will have the following meanings in the Plan:

"Award" means any Option or Stock Award.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing the award or in an employment or services agreement between the Company or a Related Company and a Participant, means a material breach of the employment or services agreement, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" means the common stock, par value $0.001 per share, of the Company.

"Consultant Participant" means a Participant who is defined as a Consultant Participant in Article 5.

"Corporate Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either.

(a)	a merger or consolidation of the Company with or into any other corporation, entity or person or

(b)
a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets; provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

"Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

"Employment Termination Date" means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the per share value of the Common Stock determined as follows (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or (c) if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Plan Administrator.

"Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option granted with the intention, as reflected in the instrument evidencing the Option, that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

"Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

"Option" means the right to purchase Common Stock granted under Article 7.

"Option Expiration Date" has the meaning set forth in Article 7.6.

"Option Term" has the meaning set forth in Article 7.3.

"Participant" means the person to whom an Award is granted and who meets the eligibility requirements imposed by Article 5, including Consultant Participants, as defined in Article 5.

"Plan Administrator" has the meaning set forth in Article 3.1.

"Related Company" means any entity that, directly or indirectly, is in control of or is controlled by the Company.

"Related Party Transaction" means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

"Retirement," unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees.

"Securities Act" means the Securities Act of 1933, as amended.

"Stock Award" means an Award of shares of Common Stock or units denominated in Common Stock granted under Article 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

"Successor Corporation" has the meaning set forth in Article 12.3.1.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Article 7.4.

ARTICLE 3. ADMINISTRATION

3.1          Plan Administrator

The Plan shall be administered by the Board or a committee appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. At any time when no committee has been appointed to administer the Plan, then the Board will be the Plan Administrator.

3.2          Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1          Authorized Number of Shares

Subject to adjustment from time to time as provided in Article 12.1, the number of shares of Common Stock available for issuance under the Plan shall be 15,000,000 shares of common stock.

Shares issued under the Plan shall be drawn from authorized and unissued shares of the Company’s common stock.

4.2          Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Article 4.1, subject to adjustment from time to time as provided in Article 12.1; and provided, further, that for purposes of Article 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

ARTICLE 5. ELIGIBILITY

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who provides services to the Company or any Related Company (a “Consultant Participant”), so long as such Consultant Participant (a) is a natural person or an alter ego entity of the natural person providing the services; (b) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE 6. AWARDS

6.1          Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2          Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

ARTICLE 7. AWARDS OF OPTIONS

7.1          Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options as Incentive Stock Options or as Non-Qualified Stock Options, which shall be appropriately designated.

7.2          Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, provided that:

(a)          the exercise price for Options granted to Participants other than Consultant Participants but shall not be less than the minimum exercise price required by Article 8.3 with respect to Incentive Stock Options and shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date with respect to Non-Qualified Stock Options;

(b)         the exercise price for Options granted to Consultant Participants shall not be less than the lesser of 85% of Fair Market Value of the Common Stock on the Grant Date.

7.3          Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the "Option Term") shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.

7.4          Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Article 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5          Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)	cash;

(b)	check;

(c)
for Participants other than executive officers or directors of the Company, tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d)
for Participants other than executive officers or directors of the Company, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board.

7.6           Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Except as otherwise set forth in this Article 7.6, any portion of an Option that is not vested and exercisable on the Employment Termination Date shall expire on such date.

(b)	Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire on the earliest to occur of

	(i)	if the Participant's Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the day which is three months after such Employment Termination Date;

	(ii)	if the Participant's Employment Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Employment Termination Date; and

	(iii)	the last day of the Option Term (the "Option Expiration Date").

Notwithstanding the foregoing, if the Participant dies after his or her Employment Termination Date but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, all Options granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Company has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)
A Participant's transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Article 7. Unless the Plan Administrator determines otherwise, a termination of employment or service relationship shall be deemed to occur if a Participant's employment or service relationship is with an entity that has ceased to be a Related Company.

(d)	The effect of a Company-approved leave of absence on the application of this Article 7 shall be determined by the Plan Administrator, in its sole discretion.

(e)
If a Participant's employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option shall become fully vested and exercisable for all the shares subject to the Option. Such Option shall remain exercisable for the time period set forth in this Article 7.6.

ARTICLE 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1          Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2          Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.3          Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4          Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.5          Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.6          Code Definitions

For the purposes of this Article 8, "parent corporation," "subsidiary corporation" and "disability" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

ARTICLE 9. STOCK AWARDS

9.1          Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation:

(a)
the value of the shares of common stock to be issued pursuant to the Stock Award by the Plan Administrator to a Participant, provided that value of the shares of Common Stock used in the determination of any Stock Award granted shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date;

(b)
the price to be paid by the Participant or the amount and nature of services to be provided by the Participant to the Company in consideration of the Stock Award, including the value of any services provided;

(c)	the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions; and

(d)	the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2          Issuance of Shares

Stock Awards that may be granted by the Plan Administrator including the following types of Stock Awards, without limitation:

(a)	Restricted Stock Awards, whereby the Company sells shares of Common Stock to a Participant that is subject to restrictions;

(b)
Compensation Stock Awards, whereby the Company issues shares of Common Stock to a Participant as compensation for services provided or to be provided by the Participant pursuant to an employment or consultant agreement;

(c)	Bonus Stock Awards, whereby the Company issues shares of Common Stock in consideration for services rendered to the Company by a Participant.

The value of the shares of Common Stock used in the determination of any Stock Award granted by the Plan Administrator to a Participant shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date.

9.3          Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the

Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.4          Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

ARTICLE 10. WITHHOLDING

10.1         General

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares Common Stock under the Plan until such obligations are satisfied.

10.2         Payment of Withholding Obligations in Cash or Shares

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate), or (d) surrendering any shares of Common Stock that the Participant previously acquired having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

ARTICLE 11. ASSIGNABILITY

Neither an Award nor any interest therein may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award or may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

ARTICLE 12. ADJUSTMENTS

12.1         Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure, including, without limitation, a Related Party Transaction, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Article 4 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Article 4.3, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Article 12.1 but shall be governed by Articles 12.2 and 12.3, respectively.

12.2         Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3         Corporate Transaction

Options

(a)
In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

(b)
If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction has occurred.

(c)
For the purposes of this Article 12.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

12.4         Further Adjustment of Awards

Subject to Articles 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

12.5         Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6         Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

ARTICLE 13. AMENDMENT AND TERMINATION

13.1         Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2         Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the stockholders.

13.3         Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Article 12 shall not be subject to these restrictions.

ARTICLE 14. GENERAL

14.1         Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2         No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

14.3         Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.4         No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5         Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6         Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.7         No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8         Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.9         Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law.

14.10        Insufficiency of Authorized Capital

No stock awards shall be issued under the Plan if such stock awards would cause the Company to issue a greater number of its shares of common stock than is authorized under the Company’s Articles of Incorporation. In the event that the Company grants any stock options that, if exercised, would cause the Company to issue a greater number of its shares of common stock than is authorized under the Company’s Articles of Incorporation, any such options shall be subject to an increase of the Company’s authorized capital sufficient to permit exercise of such options at the next general meeting of the Company’s stockholders.

ARTICLE 15. EFFECTIVE DATE

The effective date is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Non-Qualified Stock Options.

EXHIBIT B

TO THE PROXY STATEMENT OF

TURBODYNE TECHNOLOGIES, INC.

FOR ITS 2004 ANNUAL MEETING

Financial Information

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION FOR THE TWO
YEARS ENDED DECEMBER 31, 2003

OVERVIEW

The following discussion and analysis of our financial condition and results of operations as at and for the two years ended December 31, 2003 should be read in conjunction with the consolidated financial statements and related notes included in this proxy statement.

This section adds additional analysis of our operations and current financial condition and also contains forward-looking statements.

We suspended our business operations during our third fiscal quarter in 2003 pending resolution of certain of our outstanding legal proceedings and due to a lack of financing. Following our entry into the settlement agreement with Honeywell, we resumed our business operations in February 2004. We plan to use the net proceeds of the settlement with Honeywell to fund the re-structuring of our business and to repay short-term loans obtained by us to provide us with working capital. The focus of our business plan is presently to create near-term cash flow through aftermarket sales of our Turbopac™ product. This is intended to provide us with the ability to pursue long-term business development activities and licensing agreements with the OEMs and automotive suppliers, while reducing our need for further equity financing. We intend to complete and test a working prototype of our Turbopac product by mid 2004.

We are currently in a transition phase of our business to an engineering and design business from a business model that originally included high-volume manufacturing and marketing of products incorporating our technology. We are presently pursuing development agreements with original equipment manufacturers for the commercialization of our products. None of our products are currently being sold commercially.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

Net Sales

We did not achieve any sales during the year ended December 31, 2003 or 2002. Prior to the suspension of operations, our policy was to recognize revenue upon shipment of product. Since the re-commencement of our operations, we recognize license and royalty fees over the term of the license or royalty agreement. During the year ended December 31, 2003, $14,050 of licensing fees were recognized as income. Our current inability to earn revenues reflects the fact that: (i) our Turbopac product remains in the development stage; and (ii) we did not earn any revenues pursuant to our license and development agreement with Honeywell.

We anticipate that we will earn revenues during fiscal 2004 through license and royalty fees from the licensing of our technology. We anticipate that we will not be able to generate any significant revenues from the licensing of Turbopac™ until we are successful in entering into a new license and manufacturing arrangement with a new automotive OEM. We anticipate that we will be able to generate sales of our Turbopac™ product in the aftermarket arena.

Costs of Sales

We did not have any costs of sales during the years ended December 31, 2002 and 2003 in view of the fact that we had no sales. We did not engage in any manufacturing activity during the year ended

December 31, 2003 and we anticipate that we will not undertake any manufacturing activity during 2004, other than manufacturing of prototypes for evaluation and demonstration purposes.

Gross Profit

Gross profit was nil for the year ended December 31, 2003 and 2002. Our gross profit for 2003 and 2002 reflects our lack of revenues and the fact that we were not engaged in any manufacturing activities during this period.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2003 increased to $2,701,491 from $1,236,957 for the year ended December 31, 2002, representing an increase of $1,464,534 or 118%. General and administrative costs included expenses associated with our Carpinteria, California office, our European office, management compensation, administrative staff and overhead. Selling expenses were minimal, as we did not undertake any marketing efforts with respect to the Turbopac and Dynacharger products in 2003 or 2002 as these products were governed by our agreements with Honeywell. Our European office was closed in the second quarter of 2002.

Research and Development

Research and development costs for the year ended December 31, 2003 decreased to $1,953,137 from $4,947,824 for the year ended December 31, 2002, representing a decrease of $2,994,687 or approximately 60.5%. Our research and development activities during the year ended December 31, 2003 did not include any joint research and development with Honeywell and testing prototypes. Our research and development costs related to present and future products are charged to operations in the year incurred. Current research and development costs are associated with the development of our Turbopac product.

Compensation Expense

We increased our reliance on stock based compensation in order to fund our operations during 2003 due to our limited ability to raise funds for these activities through sales of our equity securities or from revenues generated by operations. Stock based compensation was used primarily to fund our research and development activities. Stock based compensation included in research and development expenses were $824,725, equaling 42.2% of total research and development expenses for the year ended December 31, 2003, compared to $2,029,160 for the year ended December 31, 2002, equaling 41% of total research and development expenses. Stock based compensation included in selling, general and administrative expenses was $907,891 for the year ended December 31, 2003, equaling 33.6% of selling, general and administrative expenses, compared to $507,292 for the year ended December 31, 2002, equaling 41% of total selling, general and administrative expenses.

During 2003, we granted options to purchase 13,345,666 shares of our common stock to various consultants associated with marketing, legal and related matters that we deemed essential to our operations, compared to options to purchase 5,857,143 shares granted in 2002. As a result, we recognized $1,130,526 of non-employee compensation expense during the year ended December 31, 2003 compared to $1,470,930 during the year ended December 31, 2002. From time to time we may grant a significant number of options to purchase common stock to non-employees.

We recognize compensation expense in accordance with Accounting Principles Board Opinion No. 25. Generally, under APB No. 25 compensation expense is recognized for the difference between the market price of the underlying stock and the exercise price of the stock options. This method of accounting is different from the fair value method of accounting that is prescribed by SFAS No. 123. Had we adopted the fair value method of accounting, our total stock-based compensation expense would have increased from $1,130,526 to $1,220,426 and our loss would have increased from

$6,884,717, or $0.04 per share, to $6,974,617, or $0.05 per share. This pro forma information is disclosed in further detail in Note 8 to our financial statements and in the Summary of Significant Accounting Policies included in our financial statements under the heading “Stock-Based Compensation”.

Litigation Expense

We incurred expenses related to litigation in the amount of $1,334,686 for the year ended December 31, 2003 compared to $2,576,217 for the year ended December 31, 2002, representing a decrease of $1,241,531 or 48.2%. Our litigation expenses are attributable to our involvement in the legal proceedings described in Item 3 of Part I of our Annual Report on Form 10-KSB for the year ended December 31, 2003. The increased litigation expenses are primarily attributable to our settlement of litigation with TST which resulted in an expense of $1,293,000 including interest. Litigation expenses decreased overall in 2003 due to our signing of a contingency fee agreement with our Honeywell attorneys. During 2003 we received $899,000 less legal expenses pursuant to our settlement with Sheppard, Mullin. Litigation expenses in 2004 are anticipated to consist primarily of legal expenses relating to the final resolution of the Honeywell litigation and proceedings involving our former subsidiary Pacific Baja. We believe that our resolution of the Honeywell dispute, the Sheppard Mullin law suit, the class action law suits and the Nowek claim and our forbearance agreement with Heartland Financial, as described in Item 3 of Part I of our Annual Report on Form 10-KSB for the year ended December 31, 2003, will contribute to lower litigation expenses in 2004 compared to 2003 and 2002.

Net Loss

Our net loss for the year ended December 31, 2003 decreased to $6,884,717 from a net loss of $9,002,745 for the year ended December 31, 2002, representing a decrease of $2,118,028 or 23.5%. The decrease to our net loss was due to a reduction in our overhead and administration costs in 2003 and our decision to suspend our operations from August, 2003 to January 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

Cash and Working Capital

We had cash of $2,145 as at December 31, 2003, compared with cash of $137,517 as at December 31, 2002. Our working capital deficit increased to $14,691,564 as at December 31, 2003, compared to a working capital deficit of $12,904,380 as at December 31, 2002.

Liabilities

The largest component of our working capital deficit is a reserve for lawsuit settlements in the amount of $7,019,439 as at December 31, 2003, compared to $4,309,909 as at December 31, 2002.

Our accounts payable increased during 2003 due to our inability to generate revenues and our limited ability to raise capital to fund our operations. Accounts payable increased to $3,791,191 as at December 31, 2003 from $3,442,541 as at December 31, 2002. Accrued liabilities decreased to $3,068,259 as at December 31, 2003 from $5,061,515 as at December 31, 2002. We have continued during 2003 and are continuing during 2004 to negotiate with our creditors for the payment of our accounts payable and accrued liabilities. Our ability to continue our operations is also conditional upon the forbearance of our creditors.

We arranged for short-term loans from shareholders and other parties in the amount of $147,927 during the year ended December 31, 2003. These loans were unsecured, and included interest of 5% or a bonus payment contingent on specified amount of Honeywell proceeds being received. These loans were repaid from our proceeds from the Honeywell settlement.

Cash Used in Operating Activities

Cash used in operating activities for the year ended December 31, 2003 was $1,710,010, compared to $3,051,691 for the year ended December 31, 2002, representing a decrease of $1,341,681 or 44%. The decrease in cash used in operating activities resulted from the continued streamlining of our operations, reductions in our staff and the suspension of our operations in 2003.

Cash Provided by Financing Activities

We financed our business operations during 2003 primarily through private placement sales of our common stock, exercises of stock options, short term loans, conversion of accrued liabilities into stock and through an increase in our accounts payable. Cash provided by financing activities for the year ended December 31, 2003 was $1,574,638, compared to $3,185,176 for the year ended December 31, 2002.

Financing activities included the issuance of common stock and share purchase warrants for aggregate proceeds of $666,670 during the year ended December 31, 2003, compared to $2,594,151 for the year ended December 31, 2002. We raised $666,670 in 2003 in private placement transactions that included the issue of an aggregate of 12,511,820 shares of our common stock and 1,809,237 of associated share purchase warrants, representing an average price of $0.05 per share. We raised $2,594,151 in 2002 in private placement transactions that included the issue of an aggregate of 21,832,459 shares of our common stock and associated share purchase warrants, representing an average price of $0.119 per share. The price at which we completed private placements during 2003 declined from 2002 due to the overall decline in the market price of our common stock.

We raised $577,320 during the year ended December 31, 2003 by the issuance of an aggregate of 10,294,000 shares pursuant to exercise of stock options by our employees and consultants, compared to raising $555,714 during the year ended December 31, 2002 by the issuance of an aggregate of 5,377,143 shares pursuant to exercise of stock options by our employees and consultants.

Financing Requirements

We are continuing with a restructuring program that began in 1999 in order to reduce our working capital requirements. This restructuring program has included the reduction of debts, settlement of lawsuits, closing offices, efforts to sublet unused space at our headquarters, staff reduction and staff attrition, disposal of unnecessary assets and overall attempts at reducing operating costs. In addition we focused our resources on research and development of our products incorporating our proprietary technology, rather than manufacture of our developed products.

As at December 31, 2003 we had minimal cash and working capital resources. Following our entry into the Settlement Agreement with Honeywell we believe that we have adequate financial resources in order to enable us to continue our business operations without additional financing for approximately ten months. We will require additional financing if we are to continue as a going concern and to finance our business operations. We may not be able to obtain additional working capital on acceptable terms, or at all. Accordingly, there is substantial doubt about our ability to continue as a going concern.

We anticipate that any additional financing would be through the sales of our common or preferred stock or placement of convertible debt. We are presently in the process of negotiating private placements of our securities to raise working capital to finance our operations. However, we do not have any arrangements in place for the sale of any of our securities and there is no assurance that we will be able to raise the additional capital that we require to continue operations. In the event that we are unable to raise additional financing on acceptable terms, then we may have to scale back our plan of operations and operating expenditures. We anticipate that we will continue to incur losses until such time as the revenues we are able to generate from licensing of our products exceed our increased operating expenses. We base this expectation in part on the expectation that we will incur increased operating expenses in completing our stated plan of operations and there is no assurance that we will generate revenues that exceed these expenses.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Turbodyne Technologies, Inc. and Subsidiaries
Consolidated Financial Statements
For the years ended December 31, 2003 and 2002

Turbodyne Technologies, Inc. and Subsidiaries
Consolidated Financial Statements
For the years ended December 31, 2003 and 2002

Contents
Independent Auditors’ Report

Consolidated Financial Statements

Balance Sheets

Statements of Operations

Statements of Capital Deficit

Statements of Cash Flows

Summary of Significant Accounting Policies

Notes to the Financial Statements

BDO Dunwoody LLP	600 Park Place
Chartered Accountants	666 Burrard Street
Vancouver, BC, Canada V6C 2X8
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

Independent Auditors’ Report

The Board of Directors and Stockholders of
Turbodyne Technologies, Inc.

We have audited the Consolidated Balance Sheets of Turbodyne Technologies, Inc. and subsidiaries as at December 31, 2003 and 2002 and the related Consolidated Statements of Operations, Capital Deficit and Cash Flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Turbodyne Technologies, Inc. and subsidiaries at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses in recent years, has an accumulated deficit of $130,476,823 and a total capital deficit of $14,966,647 at December 31, 2003. It has used most of its available cash in its operating activities in recent years, has a significant working capital deficiency and is subject to numerous lawsuits brought against it by other parties. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in these regards are also discussed in Note 1 to the consolidated financial statements. The aforementioned consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
April 6, 2004

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Balance Sheets

December 31	2003	2002

Assets

Current
Cash	$2,145	$137,517
Prepaid expenses and other current assets	28,840	14,194

Total current assets	30,985	151,711

Property and equipment (Note 2)	110,867	168,918
Licenses, less accumulated amortization and writedowns of
$1,040,000 (2002 - $208,000)	-	832,000

Total Assets	$141,852	$1,152,629

Liabilities and Capital Deficit

Liabilities

Current
Term debts (Note 3)	$76,082	$73,071
Accounts payable (Note 4)	3,791,191	3,442,541
Accrued liabilities	3,068,259	5,061,515
Provision for lawsuit settlements (Notes 7, 11, 12 and 13)	7,019,439	4,309,909
Loans payable (Note 5)	767,578	169,055

Total current liabilities	14,722,549	13,056,091

Deferred revenue	385,950	-

Total liabilities	15,108,499	13,056,091

Capital Deficit
Share Capital (Note 9)
Authorized
1,000,000 preferred shares, par value $0.001
150,000,000 common shares, par value $ 0.001
Issued
97,175 preferred shares in 2003 (2002 – Nil)	97	-
148,771,749 common shares in 2003 (2002–115,620,517)	148,772	115,621
Treasury stock, at cost (378,580 shares)	(1,907,612)	(1,907,612)
Additional paid-in capital		113,445,516
	117,233,800
Other comprehensive income -
Foreign exchange translation gain	35,119	35,119
Accumulated deficit	(130,476,823)	(123,592,106)

Total capital deficit	(14,966,647)	(11,903,462)

Total Liabilities and Capital Deficit	$141,852	$1,152,629

The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Operations

For the years ended December 31	2003	2002

Licensing fees	$14,050	$-

Expenses
Selling, general and administrative (Notes 7, 8 and 9)	2,701,491	1,236,957
Research and developments costs (Notes 8 and 9)	1,953,137	4,947,824
Litigation expense (Notes 7, 11, 12 and 13)	1,334,686	2,576,217
License impairment provision	624,000	-
Depreciation and amortization	266,051	265,857

	6,897,365	9,026,855

Loss from operations	(6,865,315)	(9,026,855)

Other income (expense)
Miscellaneous income	3,415	35,355
Interest expense, net	(22,817)	(7,245)

Loss before income taxes	(6,884,717)	(8,998,745)

Income tax expense (Note 6)	-	(4,000)

Net loss for the year	$(6,884,717)	$(9,002,745)

Loss per common share – basic and diluted	$(0.05)	$(0.09)

Weighted average shares used for basic and
diluted loss per share	138,005,331	95,855,458

The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Balance Sheets

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Capital Deficit

							Additional	Other
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Comprehen	Accumulated	Capital
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficil	Deficit

Balance, January 1, 2002	-	$-	84,036,915	$84,037	378,580	$(1,755,534)	108,147,994	$35,119	$(114,589,361)	$(8,077,745)

Exercise of stock options (Note 8)	-	-	5,377,143	5,377	-	-	550,337	-	-	555,714

Private placements of common stock	-	-	21,832,459	21,833	-	-	2,572,318	-	-	2,594,151

Issuance of stock for services (Note 9)	-	-	4,374,000	4,374	-	-	1,061,156	-	-	1,065,530

Issuance of stock options to non-
employees for services (Note 8)	-	-	-	-	-	-	1,470,930	-	-	1,470,930

Inception of Turbodyne Technologies
Inc. (Nevada Company) on
August 15, 2003	-	-	1	1	-	-	-	-	-	1

Adjustment for reverse acquisition of
Turbodyne Technologies, Inc.
(Nevada Company) on
September 12, 2002	-	-	(1)	(1)	-	-	-	-	-	(1)

Obligation to acquire Company
shares (Note 9(c))	-	-	-	-	-	(152,078)	-	-	-	(152,078)

Liability for settlement of equity
instruments (Note 9(a))	-	-	-	-	-	-	(357,219)	-	-	(357,219)

Net loss for the year	-	-	-	-	-	-	-	-	(9,002,745)	(9,002,745)

Balance, December 31, 2002	-	-	115,620,517	115,621	378,580	(1,907,612)	113,445,516	35,119	(123,592,106)	(11,903,462)

Issuance of Series X preferred
shares (Note 9)	122,175	122	-	-	-	-	1,613,378	-	-	1,613,500

Exercise of stock options (Note 8)	-	-	10,294,000	10,294	-	-	567,026	-	-	577,320

Private placement of common stock	-	-	12,511,820	12,512	-	-	654,158	-	-	666,670
(Note 9)

Issuance of stock for services (Note 9)	-	-	4,845,412	4,845	-	-	597,245	-	-	602,090

Issuance of stock for settlement of
lawsuits (Notes 7 and 9)	-	-	3,000,000	3,000	-	-	1,047,000	-	-	1,050,000

Conversion of preferred Series X
shares (Note 9)	(25,000)	(25)	2,500,000	2,500	-	-	(2,475)	-	-	-

Issuance of stock options to non-
employees for services (Note 8)	-	-	-	-	-	-	1,130,526	-	-	1,130,526

Liability for settlement of equity
instruments (Note 9())	-	-	-	-	-	-	(1,818,574)	-	-	(1,818,574)

Net loss for the year	-	-	-	-	-	-	-	-	(6,884717)	(6,884,717)

Balance, December 31, 2003	97,175	$97	148,771,749	$148,772	378,580	$(1,907,612)	$117,233,800	$35,119	$(130,476,823)	$(14,966,647)

The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Cash Flows

For the years ended December 31	2003	2002

Cash provided by (used in)
Operating activities
Net loss for the year	$(6,884,717)	$(9,002,745)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of deferred licensing fees	(14,050)	-
Depreciation and amortization	266,051	265,857
License impairment provision	624,000	-
Stock option compensation (Note 8)	1,130,526	1,470,930
Stock issued for services (Note 9)	602,090	1,065,530
Stock issued for settlement of lawsuit (Note 9)	1,050,000	-
Issuance of note payable for consulting fees (Note 5)	270,886	-
Liability in connection with settlement of equity instrument	539,530	-
Increase in operating assets
Prepaid expenses and other current assets	(14,646)	(14,194)
Increase (decrease) in operating liabilities
Accounts payable	498,650	690,772
Accrued liabilities and provision for lawsuit settlements	(28,330)	2,472,159
Deferred licensing fees	250,000	-

	(1,710,010)	(3,051,691)

Investing activity
Purchase of property and equipment	-	(16,225)

Financing activities
Net proceeds from loans payable and short-term
borrowings	3,011	169,055
Loans payable	327,637	-
Issuance of common stock and stock subscriptions	666,670	2,594,151
Proceeds from exercise of stock options	577,320	555,714
Purchase of treasury stock	-	(133,744)

	1,574,638	3,185,176

Net increase (decrease) in cash	(135,372)	117,260

Cash, beginning of year	137,517	20,257

Cash, end of year	$2,145	$137,517

Supplementary disclosure of cash flow information
Cash paid during the year
Interest	$-	$-
Income taxes	$-	$4,000
Supplementary disclosure of non-cash
investing and financing activities:
Accrued liability for repurchase of shares	$-	$18,334
Liability for settlement of equity instruments (Note 9)	$2,715,322	$357,219
Preferred stock issued on settlement of accrued liabilities (Note 9)	$1,613,500	$-
Reduction in accounts payable as partial settlement of licensing fees	$150,000	$-

The accompanying summary of significant accounting policies and notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

Nature of Business

During 2003, Turbodyne Technologies, Inc., a Nevada corporation, and its subsidiaries (the Company) suspended business operations due to a lack of financing. Subsequent to December 31, 2003 operations recommenced (see Note 13).

Prior to the suspension of operations, the Company engineered, developed and marketed products designed to enhance performance and reduce emissions of internal combustion engines. The Company has not generated significant revenues from its operations that develop engine enhancement products. The Company anticipates that future revenue from operations will come from license and royalty fees, not product sales.

Principles of Consolidation
The accompanying consolidated financial statements, stated in United States dollars, include the accounts of Turbodyne Technologies, Inc. and its wholly owned subsidiaries, Turbodyne Systems, Inc., Turbodyne Germany Ltd., Electronic Boosting Systems Inc. and Pacific Baja Light Metals Corp. (“Pacific Baja”) (Note 11). All intercompany accounts and transactions have been eliminated on consolidation.

Depreciation and Amortization

Depreciation and amortization of property and equipment is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment                - 7 to 15 years
Transportation equipment                - 5 years
Furniture and fixtures                        - 5 to 10 years
Leasehold improvements                  - length of lease, not to exceed economic life

Licenses
Licenses were recorded at cost and were being amortized at $208,000 per year over their estimated useful life, which was estimated to be five years. At December 31, 2003, management determined that the licenses had been impaired and a $624,000 impairment provision was recorded.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

Valuation of Long-Lived Assets

The Company periodically reviews the carrying value of long-lived assets for indications of impairment in value and recognizes impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted future cash flows attributable to such assets. Long-lived assets to be disposed of by sale are to be measured at the lower of carrying amount or fair value less cost of sale whether reported in continuing operations or in discontinued operations. No impairment was required to be recognized during 2003 and 2002.

Recognition of Revenue

Prior to the suspension of operations, the Company recognized revenue upon shipment of product. Since the recommencement of operations, the Company recognizes license fees over the term of the license agreement and royalty income as the product is sold and income earned. During the year ended December 31, 2003, $400,000 in license fees was deferred and are being amortized over 18 years. As a result, $14,050 of licensing fees were recognized as income in 2003.

Earnings (Loss) Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of shares outstanding during the year. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In a loss year, dilutive common equivalent shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Basic and diluted loss per share are the same for the years presented.

For the years ended December 31, 2003 and 2002, 97,175 (2002 – Nil) preferred shares convertible into 9,717,500 shares of common stock, options and warrants to purchase 25,814,475 and 36,557,751 shares of common stock were outstanding during the years but were not included in the computation of diluted earnings per share because the options would have an antidilutive effect on net loss per share. No other adjustments were made for purposes of per share calculations.

Fair Value of Financial Instruments	The fair values of the Company's cash, term debts, accounts payable, accrued liabilities and loans payable approximate their carrying values because of the short-term maturities of these instruments.

Stock-Based Compensation

The Company has adopted SFAS No. 123, “Accounting for Stock-Based Compensation” and has elected to continue to measure compensation cost for employees under Accounting Principles Board (“APB”) Opinion No. 25, including interpretations provided in Interpretation (“FIN”) No. 44. Generally, under APB No. 25 compensation expense is recognized for stock options granted to employees at prices below the market price of the underlying common stock on the date of grant.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

Stock-Based Compensation - Continued

In accordance with FIN 44, a change in the status of the optionee creates a new measurement date and compensation costs shall be measured under the appropriate method of accounting as if the outstanding award was granted on that date. However, no adjustment is made to compensation expense recognized prior to the change in status of the optionee when there is no modification to the terms of the options or awards.

SFAS No. 123 requires the Company to provide pro-forma information regarding net loss as if compensation cost for the stock options granted to the Company’s employees had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The value of stock options granted to non-employees is recognized in these financial statements as compensation expense under SFAS No. 123 (See Note 8) using the Black-Scholes option pricing model.

The Company has not adopted the fair value method of accounting for stock-based compensation awarded to employees. Consequently, related pro-forma information as described in SFAS No. 123 has been disclosed, as follows:

	Years Ended
	December 31
	2003	2002

Net loss, as reported	$(6,884,717)	$(9,002,745)
Deduct: Stock-based employee
compensation expense determined
under fair-value based method for all
awards not included in net loss	(89,900)	(306,900)

Pro-forma net loss	$(6,974,617)	$(9,309,645)
Loss per share:
Basic and diluted – as reported	$(0.05)	$(0.09)
Basic and diluted – pro-forma	$(0.05)	$(0.10)

Research and Development	Research and development costs related to present and future products are charged to operations in the year incurred.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

Foreign Currency Translation

The Company translates the financial statements of its foreign subsidiaries in accordance with the requirements of SFAS No. 52, “Foreign Currency Translation”. Accordingly, assets and liabilities of the Company denominated in foreign currencies have been translated at the exchange rate in effect at the year end date while revenues and expenses are translated at the average exchange rate for the period. Gains or losses on translation are deferred as a separate component of capital deficit.

Income Taxes
The Company accounts for income taxes under the asset and liability method of accounting for income taxes which recognizes deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income
The Company has adopted SFAS No. 130, "Reporting Comprehensive Income”. SFAS No. 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net earnings (loss) and all other non-owner changes in equity. Except for net earnings (loss) and foreign currency translation adjustments, the Company does not have any transactions and other economic events that qualify as comprehensive income as defined under SFAS No. 130. As foreign currency translation adjustments were immaterial to the Company's consolidated financial statements, net earnings (loss) approximated comprehensive income for the years ended December 31, 2003 and 2002.

Legal Fees	The Company expenses legal fees in connection with litigation as incurred.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; (b) For all VIEs created before January 31, 2003: periods ending after December 15, 2004; and (c) For all VIEs created after January 31, 2003, FIN 46 is applicable immediately. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs.

The implementation of this new standard is not expected to have a material effect on the Company’s financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Summary of Significant Accounting Policies

December 31, 2003 and 2002

New Accounting Pronouncements - Continued
On May 15, 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The implementation of this new standard did not have a material effect on the Company’s financial statements

Reclassification	Certain comparative amounts have been reclassified to conform with the current year's presentation.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

1.

Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses in recent years, has an accumulated deficit of $130,476,823 and a total capital deficit of $14,966,647 at December 31, 2003. It has used most of its available cash in its operating activities in recent years, has a significant working capital deficiency and is subject to lawsuits brought against it by other parties. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company's operations have been financed principally through a combination of private and public sales of equity and debt securities. There is no guarantee that the Company will be able to continue to finance operations by this method.

The Company continues to examine its operations and processes for further methods of cutting costs and gaining efficiencies. However, there is no assurance that the cost reductions will be realized in the full amount. The Company is examining alternatives for financing and fulfilling its working capital needs based on its working capital projections. If the Company is unable to raise equity capital or generate revenue to meet its working capital needs, it may have to cease operating and seek relief under appropriate statutes. Subsequent to December 31, 2003, the Company settled its litigation with Honeywell which provided working capital to the Company (Note 13). These consolidated financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustment which would be necessary if the Company is unable to continue as a going concern.

2.	Property and Equipment Property and equipment, at cost, is summarized as follows:

	2003	2002

Machinery and equipment	$2,068,014	$2,068,014
Transportation equipment	135,991	135,991
Furniture and fixtures	165,723	165,723
Leasehold improvements	116,304	116,304
	2,486,032	2,486,032
Less: accumulated depreciation, amortization and
provision for impairment of assets	2,375,165	2,317,114

Net property and equipment	$110,867	$168,918

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

3.	Term Debts Term debts at December 31, 2003 and 2002 consist of the following:

	2003	2002

Notes payable to officers	$-	$15,500
Other term debts	76,082	57,571
Total term debts	$76,082	$73,071

The Company was in arrears on capital lease obligations included in other term debts, accordingly, amounts owing were classified as current. On January 16, 2004 the Company settled the other term debts with the return of the leased assets.

Notes payable to officers were unsecured, due on demand and non-interest bearing.

4.

Accounts Payable

Included in accounts payable was $361,485 (2002 - $224,285) in amounts collateralized by certain assets, including the proceeds in litigation settlements and bearing interest at 7% per annum. Interest charges were due annually on December 10 and the principal was due no later than December 10, 2005. These amounts were repaid subsequent to December 31, 2003.

5.	Loans Payable
	2003	2002

Promissory notes payable to stockholders and other
parties, unsecured, bearing interest at 5% per annum, due
on the later of August 14, 2004 or when settlement of
litigation with Honeywell is reached (Note 13). *	$147,927	$-

Note payable issued for settlement of consulting fees,
unsecured, bearing interest at 7% per annum and payable
on demand	270,886	-

Unsecured, non-interest bearing loan payable, due on
demand from stockholders and other parties	348,765	169,055
	$767,578	$169,055

*
The promissory notes were also subject to bonus payments based on the settlement of the Honeywell litigation totaling approximately $115,000, included in accrued liabilities and general and administrative expenses.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

6.	Income Taxes Income tax expense is comprised of the following for the years ended December 31, 2003 and 2002:

	2003	2002
Current
State	$-	$4,000

Total income tax expense for the years ended December 31, 2003 and 2002 differed from the amounts computed by applying the statutory Federal income tax rate to earnings before income taxes as a result of the following:

	2003	2002

Computed “expected” income tax benefit	$(2,753,887)	$(3,601,097)
Non-deductible stock option compensation	452,210	588,372
Non-deductible expenses	293,612	185,507
Effect of elimination of dissolved subsidiary's loss
carryforward	-	6,225,437
Change in valuation allowance	2,008,065	(3,394,219)
	$-	$4,000

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

	2003	2002
Deferred tax assets
Accrued liabilities	$1,227,304	$2,024,605
Reserve for lawsuit settlements	2,794,776	1,723,964
Property and equipment	216,958	254,138
Alternative minimum tax credit	55,000	55,000
Net operating loss carryover	29,076,488	27,304,754

Gross deferred tax assets	33,370,526	31,362,461
Less valuation allowance	(33,370,526)	(31,362,461)

Deferred tax assets, net of valuation allowance	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. Management believes it is not likely that the Company will realize the benefits of these deductible differences at December 31, 2003 or 2002. Accordingly, a valuation allowance has been provided for the total net deferred tax assets.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

6.

Income Taxes - Continued

At December 31, 2003, the Company had net operating loss carryforwards of approximately $72,000,000 (2002 - $68,000,000) for US income tax purposes, which if not used, will expire between the years 2010 and 2024. Due to change of ownership as defined in the Internal Revenue Code, restriction applies to the amount of net operating loss carryforward which the Company can utilize to offset income for tax purposes in a year in the future.

7.	Commitments and Contingencies

a)

Leases

The Company leases certain factory and office premises in California under a non-cancelable operating lease expiring January 2005. Rental expense for 2003 and 2002 was approximately $360,000 and $370,000, respectively. The Company is presently negotiating subleases in connection with the majority of the premises.

Minimum future rental commitments under the operating leases as of December 31, 2003 are:

		Year ending December 31
		2004	$346,080
		2005	28,840
		Total future minimum lease payments	$374,920

b)

Litigation

In March 2000, TST, Inc. (“TST”), a vendor to a subsidiary of Pacific Baja (Note 11) filed an action against the Company alleging that in order to induce TST to extend credit to a subsidiary of Pacific Baja, the Company executed guarantees in favor of TST. TST alleged that the subsidiary defaulted on the credit facility and that the Company is liable as guarantor.

The Company and TST entered a settlement agreement and release. Under the terms of the agreement, the Company:

	i)
Issued 1,000,000 shares of common stock to the president of TST and agreed to register the resale of these shares by filing a registration statement with the Securities and Exchange Commission; valued at $350,000 based on the common share trading price at the date the agreement was entered into;

	ii)	Issued 2,000,000 shares of common stock to TST; valued at $700,000 based on the common share trading price at the date the agreement was entered into;

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

7.	Commitments and Contingencies – Continued

iii)
Agreed to the immediate entry of judgement against the Company in the amount of $2,068,078 plus interest from the date of entry at the rate of 10% per annum. The amount of this judgement will immediately increase by any amount that TST is compelled by judgement or court order or settlement to return as a preferential transfer in connection with the bankruptcy proceedings of Pacific Baja; and

iv)
any proceeds received by TST or its president from the sale of the issued shares will be automatically applied as a credit against the amount of the judgement against the Company in favour of TST. None of the shares issued in connection with the TST settlement were sold during the year.

At December 31, 2003, the Company has included $4,803,000 (2002 - $4,560,000) in regard to these matters in provision for lawsuit settlements. If it is determined that TST received payment in preference to other creditors before Pacific Baja filed its Chapter 11 petition in bankruptcy, TST will likely increase its claim by $2,130,000, which is included in the above-noted provision amount.

c)

SEC Investigation

The Company was subject to an SEC investigation as to whether the Company had issued unregistered shares in contravention of the Securities Act of 1933. These investigations are continuing but are not expected to have a significant impact on the Company’s financial position.

	d)	Other The Company is currently involved in various collection claims and other legal actions. It is not possible at this time to predict the outcome of the legal actions (Notes 11 and 12).

	e)	Royalties The Company has agreed to pay a royalty equal to 2% of the gross sales of products manufactured and sold that incorporate certain licensed technology.

8.

Stock Options

On June 3, 2002, the Company established its 2002 stock option plan (the “2002 Plan”). Under the 2002 Plan, the Company may grant options to its directors, officers, employees and consultants for up to 6,000,000 shares of common stock. The option’s maximum term is ten years. The Board of Directors will determine the terms of any options or other rights granted under the 2002 Plan, including the grant date of any option, the exercise price and the term, which in any event shall not exceed ten years. The maximum number of options to be granted under the 2002 Plan to any participant is 180,000 per year. As of December 31, 2003 and 2002, the number of unoptioned shares available for granting of options under the plan was Nil and 2,155,461, respectively.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

8.

Stock Options - Continued

On December 6, 2002, the Company established the 2002 Nevada stock incentive plan (the “2002 Nevada Plan”). Under the 2002 Nevada Plan, the Company may grant common stock to its directors, officers, employees and consultants for up to 7,500,000 shares. The maximum term of the 2002 Nevada Plan is ten years. The Board of Directors will determine the terms and matters relating to any awards under the 2002 Nevada Plan including the type of awards and the number of common shares granted. The value of the shares of common stock used in determining the awards shall not be less than 85% of the fair market value of the common shares of the Company on the date of the grant. As of December 31, 2003 and 2002, the number of unoptioned shares available for granting of options under the plan was Nil and 7,500,000, respectively.

On August 12, 2003, the Company established the 2003 Stock Incentive Plan (the “2003 Plan”). Under the 2003 Plan, the Company may grant common stock or incentive stock options to its directors, officers, employees and consultants for up to 15,000,000 shares. The maximum term of the 2003 Plan is ten years. The Board of Directors will determine the terms and matters relating to any awards under the 2003 Plan including the type of awards, the exercise price of the options and the number of common shares granted. The value of the shares of common stock used in determining the awards shall not be less than 85% of the fair market value of the common shares of the Company on the date of grant. As of December 31, 2003 the number of unoptioned shares available for granting of options under the plan was 9,786,795.

All options granted under the above plans are fully vested and exercisable immediately.

The following summarizes information relating to stock options during 2003 and 2002:

	2003
	Non-employees		Employees & Directors		Total
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	1,131,715	$1.28	2,291,700	$0.55	3,423,415	$0.79
Granted	13,345,666	$0.07	1,523,000	$0.09	14,868,666	$0.07
Exercised	(10,294,000)	$0.06	-	$-	(10,294,000)	$0.06
Expired	(2,051,715)	$0.73	(1,766,700)	$0.57	(3,818,415)	$0.66
Options outstanding and
exercisable at end of year	2,131,666	$0.15	2,048,000	$0.16	4,179,666	$0.15
Weighted average fair value of
options granted during the year	-	$0.08	-	$0.06	-	$0.07

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

8.	Stock Options – Continued

	2002
	Non-employees		Employees		Total
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at beginning of year	1,913,415	$1.46	-	$-	1,913,415	$1.46
Granted	5,857,143	$0.10	1,130,000	$0.34	6,987,143	$0.14
Exercised	(5,377,143)	$0.10	-	$-	(5,377,143)	$0.10
Expired	(100,000)	$5.25	-	$-	(100,000)	$5.25
Outstanding at end of year	2,293,415	$1.01	1,130,000	$0.34	3,423,415	$0.79
Change of status of optionee	(1,161,700)	$0.75	1,161,700	0.75	-	-
Options outstanding and
exercisable at end of year	1,131,715	$1.28	2,291,700	$0.55	3,423,415	$0.79
Weighted average fair value of
options granted during the year	-	$0.25	-	$0.27	-	$0.25

At December 31, 2003, the following is a summary of stock options outstanding:

		Weighted-
		Average	Weighted
		Remaining	Average
		Contractual	Exercise
Exercise Price	Number	Life (Years)	Price

0.04 – 0.07	1,705,000	2.6	0.05
0.09 – 0.22	1,724,666	2.8	0.17
0.30 – 0.35	750,000	1.3	0.34

	4,179,666	2.5	0.15

Issuance of Stock Options to Non-employees for Services

The Company has recorded in general and administrative expenses, $1,130,526 and $1,470,930 of compensation expense in 2003 and 2002, respectively, relating to stock options issued to non-employees for services rendered during those years.

The per share weighted average fair value of stock options granted during 2003 and 2002 was $0.08 and $0.25, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: 2003 and 2002 expected dividend yield 0%; expected volatility of 139% in 2003 (2002 – 100%) 2003 risk-free interest rate of 2.56% (2002 - between 2.36% and 4.18%) and expected life equal to 1.89 years (2002 – 1 to 3 years).

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

8.

Stock Options – Continued

Issuance of Stock Options to Employees for Services

The Company applies APB Opinion 25 and related interpretations in accounting for stock options granted to employees. Generally, under APB No. 25, compensation expense is only recognized for stock options granted to employees at prices below the market price of the underlying common stock on the date of grant. Accordingly, no compensation costs have been recognized in connection with options granted to employees in 2003 and 2002. Had compensation cost been determined based upon the fair value of the stock options at the grant date consistent with the fair value method prescribed in SFAS Statement 123, the Company's net loss and earnings per share would have been reduced to the pro-forma amounts indicated in the summary of significant accounting policies in connection with options granted to employees.

The per share weighted average fair value of stock options granted to employees during 2003 and 2002 was $0.06 and $0.27, respectively, calculated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: 2003 and 2002 expected dividend yield 0%; expected volatility of 152% in 2003 (2002 – 190%), risk-free interest rate of 1.68% (2002 – 2.36% and 4.18%); and an expected life of 1 year (2002 – 3 years).

9.	Share Capital

a)

Authorized Capital

In 2003, 150,000 of the 1 million preferred shares were designated as Series X preferred shares. These shares have a par value of $0.001 per share with each share being convertible into 100 common shares at the discretion of the holder.

As at December 31, 2003, the Company’s potentially diluted common shares that could be issued upon exercise of option and warrants and conversion of Series X preferred shares exceeded the authorized shares. The Company has recorded $2,715,322 (2002 – 357,219) in accrued liabilities to account for the potential cash settlement of these financial instruments, of which $2,175,793 was charged against additional paid-in capital and $539,529 was charged as general and administrative expenses in 2003.

	b)	During 2003, the Company issued 4,845,412 (2002 – 4,374,000) shares to consultants in consideration for services, at ascribed values ranging between $0.07 and $0.20 (2002 –between $0.10 and $0.03) per share (based on the trading price of the Company’s common stock on the agreement date).

	c)	During 2002, in addition to shares acquired under the Share Buy-Back Plan (Note 9(i)), the Company entered into an agreement to acquire, from a director for cancellation, 3,500,000 shares for $152,078 and 3,142,000 shares for $0.17 per share. The Company has paid $133,744 in installments in connection with the acquisition of the 3,500,000 shares, has recorded amounts paid as a charge to Treasury shares and accrued the balance owing, which is in arrears. The related shares have not yet been received or cancelled. The remaining 3,142,000 shares will be acquired as the Company’s financial position allows it to do so.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

9.	Share Capital – Continued

d)

During 2003, the Company issued shares of common stock, of which, 12,511,820 shares were issued in connection with private placements for net proceeds of $666,670, 10,294,000 shares were issued upon exercise of options with a weighted average exercise price of $0.06 and 4,845,412 shares were issued for services with an ascribed value of $602,090 (based on the trading price of the Company's common stock on the dates service agreements were entered into), of which 2,183,412 shares were issued under the 2002 Nevada stock incentive plan. The Company issued 1,809,237 warrants in connection with the above-mentioned private placements, which entitle the holder to purchase one common share at various exercise prices ranging from $0.12 - $0.38 for each warrant for a three-year period. During 2002 the Company issued 15,310,713 warrants in connection with private placements, which entitle the holder to purchase one common share at various exercise prices ranging from $0.20 to $0.62 each warrant for a three year period.

During 2003, the Company issued 3,000,000 shares in accordance with the settlement agreement with TST (Note 7). The fair value of the shares was $1,050,000 based on the market value of the Company’s common shares at the date the settlement and release agreement was signed and has been recorded as litigation expense in the Consolidated Statement of Operations.

e)

In 2003, the Company also issued 122,175 Series X preferred shares, of which 41,500 shares were exchanged for 4,150,000 common shares held in escrow by a former director and a former officer, 45,000 shares were issued to a former director in settlement of administrative expenses and the remaining 35,675 shares were issued to a former officer in connection with the settlement of outstanding litigation. The transactions were recorded based on amounts settled in agreements and resulted in 2002 charges of $180,000, $720,000 and $713,500 to selling, general and administrative, research and development and litigation expenses, respectively. During 2003, 25,000 Series X preferred shares were converted into 2,500,000 common shares.

The 4,150,000 shares are still held in escrow and were included as issued and outstanding shares.

f)
During 2003, the Company entered into three private placement agreements for the issuance of 2,600,000 shares for gross proceeds of $139,678 which was received during the year and recorded as loans payable. At December 31, 2003, none of the shares had been issued.

g)

Stock Purchase Warrants

At December 31, 2003 and 2002, the Company had 21,634,809 and 33,134,336 stock purchase warrants outstanding, respectively. These warrants were issued in connection with private placements and other means of financing. The holders of these warrants are entitled to receive one share of common stock of the Company for one warrant exercised. The warrants have exercise prices ranging from $0.12 to $1.74 per share with a weighted average exercise price of $0.34 per share and expiration dates between 2004 and 2006.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

9.	Share Capital – Continued

Details of share purchase warrants issued and expired are as follows:

		Weighted
		Average
		Exercise
	Warrants	Price
Outstanding at January 1, 2002	18,046,498	$0.60
Issued	15,310,713	0.35
Expired	(222,875)	1.49
Outstanding at December 31, 2002	33,134,336	0.48
Issued	1,809,237	0.15
Expired	(13,308,764)	0.66
Outstanding at December 31, 2003	21,634,809	$0.34

At December 31, 2003, the following is a summary of share purchase warrants outstanding and exercisable:

			Weighted-
			Average	Weighted
			Remaining	Average
			Contractual	Exercise
	Exercise Price	Number	Life (Years)	Price

	0.12 – 0.15	1,500,000	2.27	0.13
	0.20 – 0.22	5,645,183	1.59	0.21
	0.24 – 0.26	1,793,363	1.53	0.25
	0.30 – 0.38	3,499,134	0.91	0.31
	0.40 – 0.48	6,282,462	0.65	0.41
	0.50 – 0.56	1,223,722	0.30	0.53
	0.60 – 1.74	1,690,945	1.18	0.69

		21,634,809	1.14	0.34

h)	Shares in Escrow Of the Company's issued and outstanding shares, 4,150,000 are held in escrow to be released in accordance with a formula based on cumulative cash flow of the Company. (See Note 9(e)).

i)

Share Buy-Back Plan

On September 17, 1998, the Company announced that its Board of Directors authorized the Company to repurchase up to 3,500,000 of its shares of common stock. The actual number of shares repurchased, and the timing of the purchases, has been based on the stock price, general conditions and other factors. The Company has repurchased 378,580 shares for a total of $1,755,534 at December 31, 2003 and 2002.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

10.	Related Party Transactions The Company made payments to related parties not disclosed elsewhere in these financial statements, as follows:

		2003	2002
	Rent	$360,000	$370,000

	The Company previously leased its premises from related parties (Note 7(a)).

11.

Pacific Baja Bankruptcy

In July 1999, a major creditor of the Company's wholly-owned major subsidiary, Pacific Baja, began collection activities against Pacific Baja which threatened Pacific Baja's banking relationship with, and source of financing from, Wells Fargo Bank. As a result, Pacific Baja and its subsidiaries commenced Chapter 11 bankruptcy proceedings on September 30, 1999.

Pursuant to the Bankruptcy court order, the assets were sold to the highest bidder at an auction on December 23, 1999, for approximately $14.4 million. There were no proceeds available for distribution to unsecured creditors, after the payment of Pacific Baja's secured debt. The Company was owed approximately $6 million. There were no remaining assets and liabilities of Pacific Baja as of December 31, 1999.

In connection with the bankruptcy proceedings, which are still pending, the creditors' committee was investigating the Company and some of its former directors and officers as to whether preferential transfers were made to the Company and its affiliates before the Chapter 11 case began (see Note 7(b)).

In September 2001, the Pacific Baja Liquidating Trust (“the Trust”) commenced action against a former subsidiary in the United States Bankruptcy Court, Central District of California –Riverside Division. The Trust was established under the Pacific Baja bankruptcy proceedings for the benefit of the unsecured creditors of Pacific Baja.

The Trust is seeking, among other matters:

	i)	the re-characterization of Company advances to Pacific Baja as equity and the subordination of unsecured claims against Pacific Baja;

	ii)	the re-conveyance of an aggregate of up to approximately $7,190,000 transferred by Pacific Baja to the Company on the basis of an allegation of fraudulent transfer;

	iii)	an order that the Company is liable for all of the previous debts of Pacific Baja totalling approximately $7,000,000; and

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

11.	Pacific Baja Bankruptcy - Continued

iv)
Damages and punitive damages against the Company and certain former officers and directors and the former officers and directors of Pacific Baja in the amount of up to approximately $12,000,000 based on various allegations of fraud, misrepresentation, breach of contract, alter ego and negligence.

The Company has filed a response denying liability. The Company intends to vigorously contest and defend any claim by the Trust that would exceed its claims as a creditor of Pacific Baja and that would be satisfied other than by a set-off of its claims against Pacific Baja and to pursue settlement of these claims through its insurers. The outcome of this litigation is not presently determinable and no amounts have been included in this regard in the reserve for lawsuit settlements.

In May 2000, Heartland Financial Corporation (“Heartland”), a firm that provided investment banking services to Pacific Baja, filed a complaint for arbitration against the Company seeking approximately $600,000 representing a success fee it claims it was entitled to for investment banking services provided to Pacific Baja based on a letter agreement between Heartland, the Company and Pacific Baja. After the letter agreement was signed, Pacific Baja filed a Chapter 11 petition in bankruptcy. At the conclusion of the bankruptcy proceedings, the bankruptcy court awarded Heartland a portion of its fees. Heartland then sought the balance of the fees and obtained judgement against the Company, which was included in the legal liability reserve. Subsequent to December 31, 2003, the Company paid $506,408 in complete settlement of these claims.

12.

Joint Agreement

In 1999, the Company entered into joint development and licensing agreements which were subsequently amended with Honeywell Turbocharging Systems (“Honeywell”), a division of AlliedSignal Inc. (“Honeywell”). Under its agreements with Honeywell, the Company assigned to Honeywell its patent and trademark portfolio (including both the Dynacharger™ and the Turbopac™) for $6.8 million. This amount was used in settlement of a judgment. In addition, under these agreements, the Company and Honeywell were to share the development costs of the Dynacharger™ and the Turbopac™, the Company 40% and Honeywell 60%. The Company was to retain the sole worldwide rights to manufacture, market and sell all motors, generators, electronic controls and light metals for the Dynacharger™ and Turbopac™, and Honeywell was to hold the sole worldwide rights to manufacture, market and sell the Dynacharger™ and Turbopac™ product lines. The Company was to receive from Honeywell royalties of 3.7% of the net sales of the Dynacharger™ and Turbopac™ product lines.

The Company commenced an action for damages against Honeywell in the United States District Court, Central District of California in August 2002 alleging, among other matters, that Honeywell’s conduct constituted a restraint of trade and the delay of the commercialization of the Company’s technology. The Company was seeking unspecified damages and costs. This litigation was withdrawn pending the outcome of the arbitration proceedings discussed below.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements

December 31, 2003 and 2002

12.

Joint Agreement - Continued

Prior to the Company commencing the above legal proceedings, Honeywell initiated arbitration proceedings under the joint development and licensing agreements. Honeywell was seeking unspecified damages and costs and termination of the license agreement and the joint development agreement based on their allegations that the Company breached the agreements and was unwilling and unable to perform future obligations under the agreements.

Subsequent to December 31, 2003 the Company entered into a settlement agreement and general release with Honeywell (Note 13)

13.

Subsequent Event

Subsequent to year end, the Company entered into a settlement agreement and general release (the "Settlement Agreement") with Honeywell whereby Honeywell agreed and paid $6,375,000 (net of legal fees to the Company).

In connection with the Settlement Agreement, the Company and Honeywell agreed to terminate the agreements referred to in Note 12, settled on the ownership of certain patent interests and resolved the disputes that were subject to the arbitration proceedings referred to in Note 12.

The receipt of the above-noted funds enabled the Company to commence settlement of certain amounts owed to creditors (Notes 4, 5 and 11), to pay employee and director bonuses of $1,290,000 and to resume its business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS FOR THE THREE
MONTH PERIOD ENDED MARCH 31, 2004

OVERVIEW

We are an engineering company engaged in the design and development of air charging technology that enhances the performance of internal combustion engines. Our technology is based on DC/AC, high-speed, high-powered, electronically commutated electric motors and high performance power electronics. Our business strategy involves entering into license agreements with original equipment manufacturers (“OEM’s”) in the automotive industry who would incorporate our technology into their product lines in exchange for the payment of royalties or other similar license fees, as well as developing products suitable for direct sale to the retrofit and performance enhancement market segments.

The focus of our business plan is presently to create near-term cash flow through aftermarket sales of two improved versions of our Turbopac™ product. This is intended to provide us with the ability to pursue long-term business development activities and licensing agreements with the OEMs and automotive suppliers, while reducing our need for further equity financing. We intend to complete and test two production configuration versions of our improved Turbopac products by mid 2004. Our ability to complete commercialization of our products remains subject to our ability to obtain additional financing.

PLAN OF OPERATIONS

Our plan of operations over the next twelve months is to undertake the following:

1.
Following our entry into the settlement agreement with Honeywell International Inc. (“Honeywell”) in January, 2004, we resumed our business operations on February 2, 2004. Under the terms of the settlement agreement, among other things, we agreed with Honeywell to terminate our joint development agreement and the license agreement with Honeywell relating to the development of, and certain intellectual property associated with, Electrically Assisted Turbocharger technology and Electrically Driven Compressor technology and products, and Honeywell agreed to pay us the aggregate amount of $8,500,000 in full settlement of our claims against Honeywell subject to certain adjustments for legal expenses and our settling amounts owed to certain of our creditors and lien holders of $911,000, which resulted in a net payment from Honeywell of $6,375,000. We have received $4,770,900 net of legal fees and creditor payments, in connection with our settlement with Honeywell. We plan to use the net proceeds of the settlement with Honeywell to fund the re-structuring of our business and to repay short-term loans obtained by us to provide us with working capital and settle our other outstanding debts.

2.
We plan to continue research and development of our Turbopac™ products with the objective of completing the necessary development work for commercialization of this product for the medium-duty truck and bus market by August 31, 2004. We plan to spend approximately $70,000 per month in pursuing this research and development over the next five-month period which includes engineering payroll and purchasing and 60% of our overall monthly overhead;

3.
In connection with the overall development of our Turbopac™ products we plan to complete development of production ready units for the 1.5 to 3.5 litre turbodiesel and turbogasoline for aftermarket sales by September 30, 2004. In addition, we plan to spend approximately $20,000 in completing our development of these products over the next six-month period;

4.
We plan to pursue negotiations with original equipment manufacturers in the automobile industry (“OEM’s”) for the incorporation of our Turbopac™ products into the OEM’s product lines. We plan to spend approximately $5,000 per month in product marketing costs over the next twelve-month period;

5.
We plan to pursue resolution of the outstanding litigation against us, including resolution of the claims summarized in Item 1 of Part II of this Quarterly Report on Form 10-QSB. We plan to spend approximately $25,000 in litigation expenses over the next twelve-month period; and

6.
6. We anticipate spending approximately $40,000 per month in administrative expenses over the next twelve months. We will maintain our head office and staff in our Carpinteria, California office until January 31, 2005 when our lease ends. We then plan on renegotiating a new lease for less space or moving to a smaller location.

We had cash of $1,669,148 and a working capital deficit of $8,745,441 as at March 31, 2004. Our plan of operations calls for us to spend approximately $135,000 per month over the next twelve months. Accordingly, we are not able to pursue our stated plan of operations without additional financing. We will be pursuing additional sales of our common stock and share purchase warrants to raise the financing necessary for us to continue operations, if we are successful in submitting to our stockholders a proposal to increase our authorized capital at our 2004 annual meeting. If our stockholders do not vote in favor of the proposal, our limited authorized capital may continue to have adverse consequences on our business operations and our ability to raise additional capital.

We have no arrangements in place for additional equity financing and there is no assurance that additional equity financing will be obtained. We believe that conventional debt financing is not a financing option to us due to the development stage of our products, our lack of revenues and the litigation to which we are party. Based on these risks, there is no assurance that we will be able to carry out our plan of operations. If we achieve less financing than required to pursue our stated plan of operations, then we will be forced to reduce our research and development activities and our administrative overhead costs.

RESULTS OF OPERATIONS

Liability for Authorized Capital

Our authorized capital currently consists of 150,000,000 shares of common stock and 1,000,000 preferred shares. We had 148,914,616 shares of common stock outstanding as of May 14, 2004. In addition, as of March 31, 2004 we had warrants to purchase 18,426,242 shares of our common stock outstanding, options to purchase 4,179,666 shares of our common stock outstanding and we had 97,175 shares of our Series X preferred shares outstanding that are convertible into an additional 9,717,500 shares of our common stock. If all share purchase warrants and options were exercised and all Series X preferred shares were converted, the number of required shares of common stock would exceed the authorized number of shares of common stock. Accordingly, we have recorded a liability of $2,134,322 to account for the potential cash settlement of these outstanding options, share purchase warrants and convertible shares of Series X preferred stock in the accompanying financial statements. As a result of the recorded liability and the adjustments to reflect the market value of these equity instruments for our authorized capital deficiency, for the three months ended March 31, 2004 we have decreased our accrued liabilities by $581,000 and selling, general and administrative expenses by $406,000. We have also increased our additional paid in capital by $175,000.

Our directors, Eugene O’Hagan and Andrew Martyn-Smith, and all of our employees have agreed not to exercise any options currently held by them until we have sufficient authorized capital for the exercise of such options.

Net Sales

We had license fee income of $5,556 during the three months ended March 31, 2004. We did not achieve any sales during the three months ended March 31, 2004 or 2003. Our current inability to earn revenues reflects the fact that our Turbopac™ products remain in the development stage.

We anticipate that we will complete sales of prototypes during 2004 that are designed and manufactured pursuant to development agreements that we have entered into. These sales will not be significant in relation to our overall operating costs. We intend to earn revenues during fiscal 2004 through license and royalty fees from the licensing of our technology. We believe that we will not be able to generate any significant revenues from the licensing of Turbopac™ until we are successful in entering into a new license and manufacturing arrangement with an automotive OEM. We anticipate that we will be able to generate sales of our Turbopac™ product in the aftermarket arena in 2004.

Costs of Sales

We did not have any costs of sales during the three months ended March 31, 2004 and 2003 due to the fact that we had no sales during each of these periods. We did not engage in any manufacturing activity during the three months ended March 31, 2004 or the three months ended March 31, 2003. We anticipate that we will not undertake any manufacturing activity in the future, other than manufacturing of prototypes for evaluation and demonstration purposes as we intend to earn revenue through licensing and royalty fees and not product sales.

Gross Profit

Gross profit was $nil for the three months ended March 31, 2004 and March 31, 2003, and reflects the fact that we were not engaged in any sales activities during each of these periods.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2004 decreased from $361,225 for the three months ended March 31, 2003 to a recovery of $300,505, representing a decrease of $661,730 or 183.2%. The decrease in our selling, general and administrative expenses was attributable to: (i) the suspension of our operations in the third quarter of 2003 to January 31, 2004, (ii) the streamlining of our operations, (iii) reductions in our staff and (iv) adjustments to the recorded liability for the authorized capital deficiency. General and administrative costs included expenses associated with our Carpinteria, California office, management compensation, administrative staff and overhead. Selling expenses were minimal and reflected the fact that none of our products are being commercially sold at present.

Research and Development

Research and development costs for the three months ended March 31, 2004 decreased to $196,385 from $1,001,214 for the three months ended March 31, 2003, representing a decrease of $804,829 or approximately 80.4%. The decrease in research and development costs was attributable to the suspension of operations during our third quarter in 2003 to January 31, 2004. Our research and development costs related to present and future products are charged to operations in the period incurred. Our research and development activities during the three months ended March 31, 2004 are associated with the development of our Turbopac product.

Compensation Expense

We did not rely on stock based compensation during the first quarter of 2004 due to our receipt of funds from our settlement with Honeywell. Stock based compensation included in expenses was $746,692 for the three months ended March 31, 2003.

We recognize compensation expense for stock options granted to employees in accordance with Accounting Principles Board Opinion No. 25. Generally, under APB No. 25 compensation expense is recognized for the amount that the market price of the underlying stock exceeds the exercise price of the stock options on the date of grant. This method of accounting is different from the fair value method of accounting that is prescribed by SFAS No. 123, which also requires us to provide pro-forma information regarding net loss as if compensation costs of the stock options granted to our employees had been determined in accordance with the fair value method prescribed in the standard. We did not grant any stock-based awards during the three months ended March 31, 2004 therefore; our net income equals our pro-forma net income if we had adopted the fair value method of accounting.

Litigation Expense

We had litigation expenses of $781,108 during the three months ended March 31, 2004. We recorded a recovery related to litigation in the amount of $6,375,000 for the three months ended March 31, 2004. The recovery was related to the Honeywell settlement during our first quarter in 2004. Honeywell agreed to pay us the aggregate amount of $8,500,000 in full settlement of our claims against Honeywell subject to certain adjustments for legal expenses and $911,000 owed to certain of our creditors and lien holders. We have received $4,770,940 net of legal fees and creditor liens from Honeywell. Our litigation expenses are attributable to our involvement in the legal proceedings described in Item 3 of Part I of our Annual Report on Form 10-KSB for the year ended December 31, 2003. The most significant component of our litigation expense was legal expenses attributable to our settlement with Honeywell. Litigation expenses during the balance of 2004 are anticipated to consist primarily of legal expenses relating to the proceedings involving our former subsidiary, Pacific Baja.

Net Loss

Our net income for the three months ended March 31, 2004 was $5,734,445 compared to a net loss of $1,283,695 for the three months ended March 31, 2003 representing an increase of $7,018,140. The increase in our net income was primarily due the proceeds we received pursuant to our settlement with Honeywell. Our continued net losses from operations reflect our continued operating expenses and our current inability to generate revenues.

FINANCIAL CONDITION

Cash and Working Capital

We had cash of $1,669,148 as at March 31, 2004, compared with cash of $2,145 as at December 31, 2003. Our working capital deficit decreased to $8,745,441 as at March 31, 2004, compared to a working capital deficit of $14,691,564 as at December 31, 2003. The reduction to our working capital deficit was primarily attributable to an increase in cash, and a reduction in accounts payable, accrued liabilities, provisions for lawsuit settlements and loans payable as discussed below.

Liabilities

The largest component of our working capital deficit is a reserve for lawsuit settlements in the amount of $5,593,790 as at March 31, 2004, compared to $7,019,439 as at December 31, 2003.

Our accounts payable and accrued liabilities remain substantial due to our inability to generate revenues and our limited ability to raise capital to fund our operations. Accounts payable decreased to $2,232,266 as at March 31, 2004 from $3,791,191 as at December 31, 2003. Accrued liabilities decreased to $2,273,415 as at March 31, 2004 from $3,068,259 as at December 31, 2003. We are continuing during 2004 to negotiate with our creditors for the payment of our accounts payable and accrued liabilities. Payment of these liabilities is contingent on new funding being received that would enable us to make payment to the creditors. Our ability to continue our operations is also conditional upon the forbearance of our creditors.

Short term loans from shareholders and other parties decreased to $418,864 as of March 31, 2004 from $767,578 as of December 31, 2003. Included at March 31, 2004 are unsecured, non-interest bearing advances of $259,478 that we anticipate will be converted into shares of our common stock and share purchase warrants. Also included is $159,386, which represents accounts payable converted into a short-term loan, including 7% interest due and payable in by June 1, 2004. The lender has agreed to accept payment in common stock subject to increase in authorized shares by stockholders. These loans have not been converted to date.

Cash Used in Operating Activities

Cash received in operating activities for the three months ended March 31, 2004 was $2,176,004, compared to $843,756 used for the three months ended March 31, 2003. The increase in cash used in operating activities was due to the litigation recovery from the Honeywell settlement.

Cash Provided by Financing Activities

In prior years we have financed our business primarily through private placement sales of our common stock, exercises of stock options, short term loans, conversion of accrued liabilities into stock and through increases in our accrued liabilities and accounts payable. Cash used in financing activities for the three months ended March 31, 2004 was $508,100 compared to $718,652 provided during the three months ended March 31, 2003.

Financing Requirements

We are continuing with a restructuring program that began in 1999 in order to reduce our working capital requirements. This restructuring program has included the reduction of debts, settlement of lawsuits, closing offices, efforts to sublet unused space at our headquarters, staff reduction and staff attrition, disposal of unnecessary assets and overall attempts at reducing operating costs. In addition we focused our resources on research and development of our products incorporating our proprietary technology, rather than manufacture of our developed products.

We settled our litigation with Honeywell which has provided us with sufficient working capital to continue our operations for the next ten months; however, we will require further financing to continue our business operations past this period. We anticipate that any future financing would be achieved by sales of additional shares of our common stock once our stockholders have approved the proposal to increase our authorized share capital at our 2004 annual meeting of stockholders. Sales of additional shares of our common stock will result in significant dilution to our current stockholders.

Our limited remaining number of shares of authorized common stock may adversely impact on our ability to raise additional financing through additional private placements. If our stockholders do not vote in favor of the proposal our limited authorized capital may continue to have adverse consequences on our business operations and our ability to raise additional capital.

We anticipate that we will continue to incur losses until such time as the revenues we are able to generate from licensing of our products exceed our increased operating expenses. We base this, in part, on the expectation that we will incur increased operating expenses in completing our stated plan of operations and there is no assurance that we will generate revenues that exceed these expenses.

Turbodyne Technologies, Inc. and Subsidiaries
Consolidated Financial Statements
For the three-month periods ended
March 31, 2004 and 2003
(Unaudited – Expressed in US Dollars)

Turbodyne Technologies, Inc. and Subsidiaries
Consolidated Financial Statements
For the three-month periods ended
March 31, 2004 and 2003
(Unaudited – Expressed in US Dollars)

Contents

Consolidated Financial Statements

           Balance Sheets

           Statements of Operations

           Statements of Capital Deficit

           Statements of Cash Flows

           Notes to the Financial Statements

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Balance Sheets (Expressed in US Dollars)

	March 31	December 31
	2004	2003
	(Unaudited)
Assets

Current
Cash	$1,669,148	$2,145
Prepaid expenses and other current assets	103,746	28,840

Total current assets	1,772,894	30,985

Property and equipment	68,633	110,867

Total Assets	$1,841,527	$141,852

Liabilities and Capital Deficit

Liabilities

Current
Term debts (Note 3)	$-	$76,082
Accounts payable (Note 4)	2,232,266	3,791,191
Accrued liabilities	2,273,415	3,068,259
Provision for lawsuit settlements (Note 4)	5,593,790	7,019,439
Loans payable	418,864	767,578

Total current liabilities	10,518,335	14,722,549

Deferred revenue	380,394	385,950

Total liabilities	10,898,729	15,108,499

Capital Deficit
Share Capital (Note 2)
Authorized
1,000,000 preferred shares, par value $ 0.001
150,000,000 common shares, par value $ 0.001
Issued
97,175 preferred shares in 2004 and 2003	97	97
148,771,749 common shares in 2004 and 2003	148,772	148,772
Treasury stock, at cost (378,580 shares)	(1,907,612)	(1,907,612)
Additional paid-in capital	117,408,800	117,233,800
Other comprehensive income -
Foreign exchange translation gain	35,119	35,119
Accumulated deficit	(124,742,378)	(130,476,823)

Total capital deficit	(9,057,202)	(14,966,647)

Total Liabilities and Capital Deficit	$1,841,527	$141,852

The accompanying notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited – Expressed in US Dollars)

For the three-month periods ended March 31	2004	2003

Licensing fees	$5,556	$-

Expenses (recovery)
Selling, general and administrative	(300,505)	361,225
Research and developments costs	196,385	1,001,214
Litigation expense (recovery)	781,108	(144,791)
Depreciation and amortization	14,513	66,514

	691,501	1,284,162

Loss from operations	(685,945)	(1,284,162)

Other income (expense)
Settlement of litigation (Note 4)	6,375,000	-
Other, net	-	467
Interest expense, net	(2,070)	-
Gain on sale of asset	4,100	-
Gain on settlement of term debt (Note 3)	43,360	-

Income (loss) for the year	$5,734,445	$(1,283,695)

Income (loss) per common share – basic and diluted	$0.04	$(0.01)

Weighted average shares used for basic income (loss) per share	148,771,749	122,144,631

Weighted average shares used for diluted income (loss) per share	159,983,338	122,144,631

The accompanying notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Capital Deficit (Unaudited – Expressed in US Dollars)

							Additional	Other
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Comprehensive	Accumulated	Capital
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Deficit

Balance, January 1, 2003	-	-	115,620,517	$115,621	378,580	$(1,907,612)	$113,445,516	$35,119	$(123,592,106)	$(11,903,462)

Issuance of Series X preferred	122,175	$122	-	-	-	-	1,613,378	-	-	1,613,500
shares (Note 2)

Exercise of stock options	-	-	10,294,000	10,294	-	-	567,026	-	-	577,320

Private placement of common	-	-	12,511,820	12,512	-	-	654,158	-	-	666,670
stock

Issuance of stock for services	-	-	4,845,412	4,845	-	-	597,245	-	-	602,090

Issuance of stock for settlement	-	-	3,000,000	3,000	-	-	1,047,000	-	-	1,050,000
of lawsuits (Note 4)

Conversion of preferred Series	(25,000)	(25)	2,500,000	2,500	-	-	(2,475)	-	-	-
X shares

Issuance of stock options to	-	-	-	-	-	-	1,130,526	-	-	1,130,526
non-employees forservices
(Note 2)

Liability for settlement of	-	-	-	-	-	-	(1,818,574)	-	-	(2,453,574)
equity instruments

Net loss for the year	-	-	-	-	-	-	-	-	(6,884,717)	(6,186,717)

Balance, December 31, 2003	97,175	97	148,771,749	148,772	378,580	(1,907,612)	117,233,800	35,119	(130,476,823)	(14,966,647)

Liability for settlement of	-	-	-	-	-	-	175,000	-	-	175,000
equity instruments

Net Income for the period	-	-	-	-	-	-	-	-	5,734,445	5,734,445

Balance, March 31, 2004	97,175	$97	148,771,749	$148,772	378,580	$(1,907,612)	$117,408,800	$35,119	$(124,742,378)	$(9,057,202)

The accompanying notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Unaudited – Expressed in US Dollars)

For the three-month periods ended March 31	2004	2003

Cash provided by (used in)
Operating activities
Net income (loss) for the period	$5,734,445	$(1,283,695)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of deferred licensing fees	(5,556)	-
Depreciation and amortization	14,513	66,514
Gain on settlement of term debt	(43,360)	-
Gain on sale of asset	(4,100)	-
Recovery on lawsuit reserve from TST share sales	(23,345)	-
Stock option compensation	-	746,692
Stock issued for services	-	313,890
Liability in connection with settlement of equity instrument	(406,000)	(267,459)
(Increase) Decrease in operating assets
Prepaid expenses and other current assets	(74,906)	900
Increase (decrease) in operating liabilities
Accounts payable	(1,399,539)	55,481
Accrued liabilities and provision for lawsuit settlements	(1,616,148)	(476,079)

	2,176,004	(843,756)

Investing activity
Purchase of property and equipment	(5,001)	-
Proceeds on sale of asset	4,100	-

	(901)	-

Financing activities
Net proceeds from loans payable and short-term
borrowings	-	7,500
Repayment of loans payable	(508,100)	(32,772)
Issuance of common stock and stock subscriptions	-	743,924

	(508,100)	718,652

Net increase (decrease) in cash	1,667,003	(125,104)

Cash, beginning of period	2,145	137,517

Cash, end of period	$1,669,148	$12,413

Supplementary disclosure of cash flow information
Cash paid during the year
Interest	$788	$-
Income taxes	$-	$-

Supplementary disclosure of non-cash
investing and financing activities:
Accounts payable transfer to loans payable	$159,386	$-
Liability for settlement of equity instruments	$581,000	$662,183
Preferred stock issued on settlement of accrued liabilities	$-	$1,613,500
Return of asset to settle term debts	$76,082	$-
Stock option compensation	$-	$746,692
Stock issued for services	$-	$313,890

The accompanying notes are an integral part of these consolidated financial statements.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

1.

Nature of Business and Ability to Continue as a Going Concern

Turbodyne Technologies, Inc., a Nevada corporation, and its subsidiaries (the “Company”) recommenced during the quarter ended March 31, 2004 operations of engineering, developing and marketing products designed to enhance performance and reduce emissions of internal combustion engines.

The Company had suspended business operations in 2003 due to a lack of financing. The Company received funds by entering into a settlement agreement and general release with Honeywell (Note 4(c)) which enabled the Company to resume operations and reduce its working capital deficiency.

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These financial statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the audited financial statements of the Company for the years ended December 31, 2003 and 2002 included in the Company’s 10-KSB Annual Report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered net operating losses in recent periods, has an accumulated deficit of $124,742,378 at March 31, 2004 and a total capital deficit of $9,057,202 at March 31, 2004. It has used most of its available cash in its operating activities in recent years, has a significant working capital deficiency and is subject to lawsuits brought against it by other parties. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company's operations have been financed principally through a combination of private and public sales of equity and debt securities. There is no guarantee that the company will be able to continue to finance operations by this method. The Company is also limited in raising funds through the sale of equity because of the limited remaining authorized shares available for sale.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

1.

Nature of Business and Ability to Continue as a Going Concern - Continued

The Company continues to examine its operations and processes for further methods of cutting costs and gaining efficiencies. However, there is no assurance that the cost reductions will be realized in the full amount. The Company is examining alternatives for financing and fulfilling its working capital needs based on its working capital projections. The Company satisfactorily settled the dispute with Honeywell Turbocharging Systems (“Honeywell”), (Note 4(c)), and is working towards raising monies and generating revenue to meet its working capital needs. If it is unsuccessful, the Company may have to cease operating and seek relief under appropriate statutes. These consolidated financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustment which would be necessary if the Company is unable to continue as a going concern.

2.	Share Capital Transactions not disclosed elsewhere in these consolidated interim financial statements are as follows:

a)

Authorized Capital

In 2003, 150,000 of the 1 million preferred shares were designated as Series X preferred shares. These shares have a par value of $0.001 per share with each share being convertible into 100 common shares at the discretion of the holder.

As at March 31, 2004, the Company’s potentially diluted common shares exceeded the authorized shares. The Company has recorded $2,134,322 (2003 - $2,715,322) in accrued liabilities to account for the potential cash settlement of these financial instruments.

b)

During the three months ended March 31, 2004, the Company issued no common shares.

In 2003, the Company issued 122,175 Series X preferred shares, of which 41,500 shares were to be exchanged for 4,150,000 common shares held in escrow by a former director and a former officer, 45,000 shares were issued to a former director in settlement of administrative expenses and the remaining 35,675 shares were issued to a former officer in connection with the settlement of outstanding litigation. As at March 31, 2004, the 4,150,000 shares were still held in escrow and were included as issued and outstanding shares.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

2.	Share Capital - Continued

	c)	Stock Options The following summarizes information relating to stock options outstanding at March 31, 2004:

2004

	Non-employees		Employees & Directors		Total

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding and exercisable
at beginning and
end of period	2,131,666	$0.15	2,048,000	$0.16	4,179,666	$0.15

2004 Stock Incentive Plan

On April 8, 2004, the Company established the 2004 Nevada stock incentive plan (the “2004 Plan). Under the 2004 Plan, the Company may grant common stock or incentive stock options to its directors, officers, employees and consultants for up to 15,000,000 shares. The maximum term of the 2004 Plan is ten years. The Board of Directors will determine the terms and matters relating to any awards under the 2004 Plan including the type of awards, the exercise price of the options and the number of common shares granted. The value of the shares of common stock used in determining the awards shall not be less than 85% of the fair market value of the common shares of the Company on the date of grant.

Grant of Stock Options to Non-employees for Services

There were no stock options granted to non-employees during 2004. The Company has recorded $Nil (2003 - $746,692) of compensation expense relating to stock options issued to non-employees for services rendered during the period.

The per share weighted average fair value of stock options granted for the three-month period ended March 31, 2003 was $0.12, on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 2003: expected dividend yield Nil; expected volatility of 141%; risk-free interest rate of 2.56% and expected life equal to 1.89 years.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

2.	Share Capital - Continued

Grant of Stock Options to Employees for Services

The Company applies Accounting Principles Board (“APB”) Opinion 25 and related interpretations in accounting for stock options granted to employees. Generally, under APB No. 25 compensation expense is recognized for the difference between the market price and the underlying stock and the exercise price of the stock options when the market price of the Company’s common stock is in excess of the exercise price of the stock options granted to the Company’s employees. Accordingly, no compensation cost in 2004 and 2003 has been recognized in connection with options granted to employees. Had compensation cost been determined based upon the fair value of the stock options at the grant date consistent with the fair value method prescribed in Statement of Financing Accounting Standard (“SFAS”) No. 123, the Company's net loss and loss per share would have been increased to the following pro forma amounts:

	For the three-month periods
	ended March 31
	2004	2003

Net income/(loss), as reported	$5,734,445	$(1,283,695)
Deduct: Stock-based employee compensation
expense determined under fair-value based
method for all awards not included in net loss	-	(42,490)

Pro-forma net income	$5,734,445	$(1,326,185)

Income (loss) per share:
Basic and diluted – as reported	$0.04	$(0.01)
Basic and diluted – pro-forma	$0.04	$(0.01)

There were no stock options granted to employees during 2004. The per share weighted average fair value of stock options granted to employees during the three-month period ended March 31, 2003 was $0.14, calculated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions in 2003: expected dividend yield Nil%; expected volatility of 127%; risk-free interest rate of 3.63% and expected life equal to one year.

Issuance of Stock Options to Officer of the Company

During the three-month period ended March 31, 2004, the Company, subject to approval, entered into an agreement to grant an officer of the Company 1,200,000 Company stock options. All options will be immediately exercisable and will have a five-year term. The officer has agreed not to exercise any options held by him unless the Company has sufficient authorized capital for the exercise of such options.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

2.	Share Capital – Continued

Effective from the date of the option repricing, the Company regularly remeasures compensation expense for the options where there has been a substantive change and modification to such options. No compensation expenses were recorded as a result of repricing of options.

d)

Stock Purchase Warrants

At March 31, 2004, the Company had 18,426,242 stock purchase warrants outstanding, respectively. These warrants were issued in connection with private placements and other means of financing.

Details of share purchase warrants issued and expired during the quarter ended March 31, 2004 are as follows:

			Weighted
			Average
			Exercise
		Warrants	Price

	Outstanding at December 31, 2003	21,634,809	$0.34
	Expired	(3,208,567)	0.42

	Outstanding at March 31, 2004	18,426,242	$0.32

3.	Term Debts During 2004, the Company returned an asset that was not in use as a settlement of outstanding term debt and recorded a gain on the debt settlement of $43,360.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

4.

Commitments and Contingencies

The Company is party to various legal claims and lawsuits which have arisen in the normal course of business. Except for the settlement of the dispute with Honeywell as described in Note 4 (c), there have been no material changes in the status of these matters since the issuance of the most recent audited annual financial statements.

a)

Litigation

TST

In March 2000, TST, Inc. (“TST”), a vendor to a subsidiary of Pacific Baja (Note 4(b)) filed an action against the Company alleging that in order to induce TST to extend credit to a subsidiary of Pacific Baja, the Company executed guarantees in favor of TST. TST alleged that the subsidiary defaulted on the credit facility and that the Company is liable as guarantor.

The Company and TST entered a settlement agreement and release. Under the terms of the agreement, the Company:

i)
Issued 1,000,000 shares of common stock to the president of TST and agreed to register the resale of these shares by filing a registration statement with the Securities and Exchange Commission; valued at $350,000 based on the common share trading price at the date the agreement was entered into;

		ii)	Issued 2,000,000 shares of common stock to TST; valued at $700,000 based on the common share trading price at the date the agreement was entered into;

iii)
Agreed to the immediate entry of judgement against the Company in the amount of $2,068,078 plus interest from the date of entry at the rate of 10% per annum. The amount of this judgement would immediately increase by any amount that TST is compelled by judgement or court order or settlement to return as a preferential transfer in connection with the bankruptcy proceedings of Pacific Baja; and

iv)
Any proceeds received by TST or its president from the sale of the issued shares will be automatically applied as a credit against the amount of the judgement against the Company in favour of TST. As of March 31, 2004, 147,000 shares issued in connection with the TST settlement had been sold which have reduced the provision for lawsuit settlement by $23,245.

At March 31, 2004 and December 31, 2003, the Company has included $4,846,630 and $4,803,000 respectively in regard to this matter in provision for lawsuit settlements. The Company has recorded the accrued liability related to the share issuances discussed above based on the market value of the shares at the date the settlement and release agreement was signed. If it is determined that TST received payment in preference to other creditors before Pacific Baja filed its Chapter 11 petition in bankruptcy, TST will likely increase its claim by $2,130,000, which is included in the provision for lawsuit settlements.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

4.	Commitments and Contingencies – Continued

b)

Pacific Baja Bankruptcy

In July 1999, a major creditor of the Company's wholly-owned major subsidiary, Pacific Baja, began collection activities against Pacific Baja which threatened Pacific Baja's banking relationship with, and source of financing from, Wells Fargo Bank. As a result, Pacific Baja and its subsidiaries commenced Chapter 11 bankruptcy proceedings on September 30, 1999.

Pursuant to the Bankruptcy court order, the assets were sold to the highest bidder at an auction on December 23, 1999, for approximately $14.4 million. There were no proceeds available for distribution to unsecured creditors, after the payment of Pacific Baja's secured debt. The Company was owed approximately $6 million. There were no remaining assets and liabilities of Pacific Baja as of December 31, 1999.

In connection with the bankruptcy proceedings, which are still pending, the creditors' committee was investigating the Company and some of its former directors and officers as to whether preferential transfers were made to the Company and its affiliates before the Chapter 11 case began.

In September 2001, the Pacific Baja Liquidating Trust (“the Trust”) commenced action against a former subsidiary in the United States Bankruptcy Court, Central District of California – Riverside Division. The Trust was established under the Pacific Baja bankruptcy proceedings for the benefit of the unsecured creditors of Pacific Baja.

The Trust is seeking, among other matters:

		i)	the re-characterization of Company advances to Pacific Baja as equity and the subordination of unsecured claims against Pacific Baja;

		ii)	the re-conveyance of an aggregate of up to approximately $7,190,000 transferred by Pacific Baja to the Company on the basis of an allegation of fraudulent transfer;

		iii)	an order that the Company is liable for all of the previous debts of Pacific Baja totalling approximately $7,000,000; and

iv)
Damages and punitive damages against the Company and certain former officers and directors and the former officers and directors of Pacific Baja in the amount of up to approximately $12,000,000 based on various allegations of fraud, misrepresentation, breach of contract, alter ego and negligence.

The Company has filed a response denying liability. The Company intends to vigorously contest and defend any claim by the Trust that would exceed its claims as a creditor of Pacific Baja and that would be satisfied other than by a set-off of its claims against Pacific Baja. The outcome of this litigation is not presently determinable and no amounts have been included in this regard in the reserve for lawsuit settlements.

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

4.	Commitments and Contingencies – Continued

In May 2000, Heartland Financial Corporation (“Heartland”), a firm that provided investment-banking services to Pacific Baja, filed a complaint for arbitration against the Company seeking approximately $600,000 representing a success fee it claims it was entitled to for investment banking services provided to Pacific Baja based on a letter agreement between Heartland, the Company and Pacific Baja. After the letter agreement was signed, Pacific Baja filed a Chapter 11 petition in bankruptcy. At the conclusion of the bankruptcy proceedings, the bankruptcy court awarded Heartland a portion of its fees. Heartland then sought the balance of the fees and obtained judgement against the Company, which was included in the legal liability reserve at December 31, 2003. During the period, the Company paid $506,408 in complete settlement of these claims.

c)

In 1999, the Company entered into joint development and licensing agreements which were subsequently amended with Honeywell Turbocharging Systems (“Honeywell”), a division of AlliedSignal Inc. (“Honeywell”). Under its agreements with Honeywell, the Company assigned to Honeywell its patent and trademark portfolio (including both the Dynacharger™ and the Turbopac™) for $6.8 million. This amount was used in settlement of a judgement. In addition, under these agreements, the Company and Honeywell were to share the development costs of the Dynacharger™ and the Turbopac™, the Company 40% and Honeywell 60%. The Company retains the sole worldwide rights to manufacture, market and sell all motors, generators, electronic controls and light metals for the Dynacharger™ and Turbopac™, and Honeywell holds the sole worldwide rights to manufacture, market and sell the Dynacharger™ and Turbopac™ product lines. The Company was to receive from Honeywell royalties of 3.7% of the net sales of the Dynacharger™ and Turbopac™ product lines.

The Company commenced an action for damages against Honeywell in the United States District Court, Central District of California in August 2002 alleging, among other matters, that Honeywell’s conduct constituted a restraint of trade and the delay of the commercialization of the Company’s technology. The Company was seeking unspecified damages and costs. This litigation was withdrawn pending the outcome of the arbitration proceedings discussed below.

Prior to the Company commencing the above legal proceedings, Honeywell initiated arbitration proceedings under the joint development and licensing agreements. Honeywell was seeking unspecified damages and costs and termination of the license agreement and the joint development agreement based on their allegations that the Company breached the agreements and was unwilling and unable to perform future obligations under the agreements.

On January 23, 2004, the Company entered into a settlement agreement and general release (the "Settlement Agreement") with Honeywell whereby Honeywell agreed and paid $6,375,000 (net of legal fees to the Company).

Turbodyne Technologies, Inc. and Subsidiaries Notes to the Consolidated Financial Statements (Unaudited – Expressed in US Dollars)

March 31, 2004 and 2003

4.	Commitments and Contingencies – Continued

In connection with the Settlement Agreement, the Company and Honeywell agreed to terminate the agreements referred to above, settled on the ownership of certain patent interests and resolved the disputes that were subject to the arbitration proceedings.

The receipt of the above-noted funds enabled the Company to commence settlement of certain amounts owed to creditors, to pay employee and director bonuses of $1,290,000 and to resume its business operations.

	d)	Other The Company is currently involved in various collection claims and other legal actions. It is not possible at this time to predict the outcome of the legal actions.

5.		Comparative Amounts Certain comparative amounts have been restated to conform to the current period’s presentation.

PROXY

ANNUAL MEETING OF SHAREHOLDERS OF

TURBODYNE TECHNOLOGIES, INC.
(the "Company")

TO BE HELD AT:

     6155 CARPINTERIA AVENUE
CARPINTERIA, CALIFORNIA 93013
ON JUNE 30, 2004 AT 11:00 AM (PACIFIC TIME)

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, ANDREW MARTYN-SMITH, a Director of the Company, or failing this person, EUGENE O’HAGAN, a Director of the Company, or in place of the foregoing, _____________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Proxy Statement)

		For	Withhold
1.	Election of One Class I Director:
Nominee – ANDREW MARTYN-SMITH

2.	Election of One Class III Director:
Nominee – RANDALL FOX

		For	Against	Abstain

3.	Approval of Increase of the Number of Shares of Authorized Common Stock to
1,000,000,000 Shares

4.	Approval of 2004 Stock Incentive Plan

5.	Ratification of the Selection of BDO Dunwoody, as Independent Public
Accountants

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares
Represented by Proxy:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED .
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.
This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the Company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman the Meeting, must accompany the Instrument of Proxy.

3.
If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare Trust Company of Canada.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions may do the following:

(a)
appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

(b)
appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.
The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Computershare Trust Company of Canada by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

Computershare Trust Company of Canada Proxy Dept. 100 University Avenue 9th Floor Toronto Ontario M5J 2Y1 Fax: Within North America: 1-866-249-7775 Outside North America: (416) 263-9524